UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Public Service Enterprise Group Incorporated

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Public Service Enterprise Group Incorporated
80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 17, 2007
AND
PROXY STATEMENT

To the Stockholders of Public Service Enterprise Group Incorporated:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated (PSEG) will be held at the New Jersey Performing Arts Center, One Center Street, Newark, New Jersey, on April 17, 2007, at 2:00 P.M., for the following purposes:

1.	To elect one member of Class I of the Board of Directors to hold office until the Annual Meeting of Stockholders in 2009, and three members of Class II of the Board of Directors to hold office until the Annual Meeting of Stockholders in 2010, each until their respective successors are elected and qualified;

2.	To consider and act upon an amendment to the Certificate of Incorporation to increase the authorized Common Stock from 500 million shares to 1 billion shares;

3.	To consider and act upon a proposal to adopt the 2007 Equity Compensation Plan for Outside Directors;

4.

To consider and act upon an amendment to the Certificate of Incorporation to eliminate classification of the Board of Directors, if the elimination of cumulative voting pursuant to Proposal 5 is approved;

5.	To consider and act upon an amendment to the Certificate of Incorporation to eliminate cumulative voting, if the elimination of the classified board pursuant to Proposal 4 is approved;

6.	To consider and act upon an amendment to the Certificate of Incorporation to eliminate pre-emptive rights;

7.	To consider and act upon the ratification of the appointment of Deloitte & Touche LLP as independent auditor for the year 2007; and

8.	To transact such other business as may properly come before said meeting or any adjournment thereof.

Stockholders entitled to vote at the meeting are the holders of Common Stock of record on February 19, 2007.

By order of the Board of Directors,

EDWARD J. BIGGINS, JR.
Secretary

March 5 , 2007

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING PROXY FORM PROMPTLY. TELEPHONE AND ELECTRONIC VOTING ARE ALSO AVAILABLE. PLEASE USE THE TOLL-FREE TELEPHONE NUMBER OR THE INTERNET ADDRESS SHOWN ON THE PROXY FORM.

TABLE OF CONTENTS

Page
INTRODUCTION	1
VOTING SECURITIES AND PROCEDURES	1
CORPORATE GOVERNANCE	2
COMMITTEES OF THE BOARD	4
ELECTION OF DIRECTORS (Proposal 1)	8
SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	13
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	14
COMPENSATION COMMITTEE REPORT	14
COMPENSATION DISCUSSION AND ANALYSIS	15
SUMMARY COMPENSATION TABLE	23
GRANTS OF PLAN-BASED AWARDS TABLE	25
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (12/31/06) TABLE	28
OPTION EXERCISES AND STOCK VESTED DURING 2006 TABLE	29
PENSION BENEFITS TABLE	30
NON-QUALIFIED DEFERRED COMPENSATION TABLE	33
POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE-IN CONTROL	35
DIRECTOR COMPENSATION TABLE	37
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	39
TRANSACTIONS WITH RELATED PERSONS	39
AUDIT COMMITTEE REPORT	39
FEES BILLED BY DELOITTE & TOUCHE LLP FOR 2006 AND 2005	41
AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM FIVE HUNDRED MILLION TO ONE BILLION (Proposal 2)	42
APPROVAL OF THE ADOPTION OF THE PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED 2007 EQUITY COMPENSATION PLAN FOR OUTSIDE DIRECTORS (Proposal 3)	42
AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS (Proposal 4)	44
AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING (Proposal 5)	46
AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE PRE-EMPTIVE RIGHTS (Proposal 6)	47
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR (Proposal 7)	47
DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS	48
DISCRETIONARY PROXY VOTING AUTHORITY	48
SOLICITATION	48
ANNUAL REPORT ON FORM 10-K	48
DELIVERY OF PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS	48
APPENDIX A (FORM OF PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION)	A-1
APPENDIX B (2007 EQUITY COMPENSATION PLAN FOR OUTSIDE DIRECTORS)	B-1

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by Public Service Enterprise Group Incorporated (we, us, our, PSEG or the Company) on behalf of the Board of Directors to be voted at the 2007 Annual Meeting of Stockholders. PSEG is a public utility holding company that owns directly four subsidiaries: Public Service Electric and Gas Company (PSE&G), which is an operating electric and gas utility; PSEG Power LLC (Power), which is an electric generation and wholesale energy marketing and trading company; PSEG Energy Holdings L.L.C. (Energy Holdings), which directly owns energy-related businesses that operate electric generation and distribution in selected international and domestic markets and provides capital to finance energy-related assets; and PSEG Services Corporation (Services), which provides management and administrative services to PSEG and its subsidiaries. The complete mailing address of PSEG’s principal executive offices is 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171, telephone (973) 430-7000. PSEG’s Internet website is www.pseg.com.

The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to security holders and made available electronically via the Internet was March 7 , 2007.

Annual Meeting Attendance

The Annual Meeting will be held on April 17, 2007 at 2:00 P.M., at the New Jersey Performing Arts Center, One Center Street, Newark, New Jersey. We request that if you plan to attend the Annual Meeting, you should indicate so on the proxy form or in voting shares telephonically or electronically. AN ADMISSION TICKET IS PRINTED ON THE TOP PORTION OF EACH PROXY FORM AND SHOULD BE USED BY YOU IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

A proxy given in the form which accompanies this Proxy Statement or a vote telephonically or electronically is revocable. However, by law, your presence at the Annual Meeting will not revoke a proxy you have given, unless you file a written notice of such revocation with the Secretary of PSEG prior to the voting of the proxies at the meeting, or you vote the shares subject to the proxy by written ballot.

VOTING SECURITIES AND PROCEDURES

Holders of record of the 252,823,547 shares of Common Stock outstanding on February 19, 2007 will have one vote per share. The holders of Common Stock entitled to cast a majority of the votes at the meeting, present in person or represented by proxy, will constitute a quorum. All votes cast by proxy or in person will be counted. Abstentions and broker non-votes will not be counted, except for establishing a quorum. Under New York Stock Exchange Inc. (NYSE) rules, unless a bank or broker receives voting instructions on Proposals 3, 5 and 6, a broker non-vote will occur with respect to those matters. All votes will be tabulated by an independent inspector of elections.

Proxy Form

Every vote is important. Accordingly, you are urged to sign, date and return the accompanying proxy form whether or not you plan to attend the Annual Meeting. In the alternative, if you are a stockholder of record, you may vote your proxy using the toll-free telephone number listed on the proxy form or via the Internet at the electronic address also listed on the proxy form. When a proxy form is returned properly dated and signed, or properly voted telephonically or electronically, the shares represented thereby will be voted by the persons named as proxies in accordance with the voting stockholder’s directions.

You may specify your choices by marking the appropriate boxes on the enclosed proxy form. If a proxy form is dated, signed and returned without specifying choices, the shares will be voted as recommended by your Board of Directors. If you vote telephonically or electronically, you should follow the directions given during the call or on the computer screen.

If your shares are held in the name of a bank or broker, you should follow the voting instructions on the form received from such bank or broker. For such shares, the availability of telephone or Internet voting will depend on the voting processes of the relevant bank or broker.

The accompanying proxy includes any shares registered in the names shown on the proxy in Enterprise Direct (formerly, the Dividend Reinvestment and Stock Purchase Plan) and the PSEG Employee Stock Purchase Plan. If no instructions are received from you with respect to any shares held in Enterprise Direct, the administrator of that plan will vote those shares in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. If no instructions are received from you with respect to any shares held in the PSEG Employee Stock Purchase Plan, the shares will not be voted.

If you are a participant in the PSEG Thrift and Tax-Deferred Savings Plan or the PSEG Employee Savings Plan you will receive a separate direction card from the respective plan’s trustee for shares that have been allocated to your accounts under the Enterprise Common Stock Fund and your ESOP Accounts. The trustee will vote the shares of Common Stock beneficially owned by you under the respective plan in accordance with your instructions. If no instructions are received, the shares will not be voted.

You are entitled to cumulative voting in the election of directors. This means that you have a total number of votes with respect to the directors to be elected equal to the number of shares you own, multiplied by the number of directors to be elected. The votes may be cast for the election of one nominee or may be distributed among as many nominees in that class as desired.

CORPORATE GOVERNANCE

Management of PSEG is under the general direction of the Board of Directors. The Board of Directors has adopted and operates under the PSEG Corporate Governance Principles which reflect PSEG’s current governance practices in accordance with applicable statutory and regulatory requirements, including those of the United States Securities and Exchange Commission (SEC) and the NYSE. The Corporate Governance Principles are posted on PSEG’s website, www.pseg.com/investor/governance. We will also send you a copy upon request.

Mr. E. James Ferland will retire as Chairman of the Board and Chief Executive Officer (CEO) and as a Director, effective March 31, 2007, in accordance with his previously announced plans. The Board wishes to thank Mr. Ferland for his outstanding service to PSEG over more than 20 years. In light of Mr. Ferland’s retirement, as previously announced, the Board has elected Mr. Ralph Izzo, President of PSEG, to the additional position of Chairman of the Board and CEO, effective April 1, 2007.

Independence

Under the Corporate Governance Principles and the requirements of the NYSE, the Board must consist of a majority of independent directors. The Board has established standards for director independence, which are set forth in the Corporate Governance Principles. These standards require that to be independent, a director may not be an employee and no member of the director’s immediate family may be one of our executive officers or an executive officer of one of our subsidiaries, or any company where any executive of ours or our subsidiaries serves on the compensation committee, or that makes payments to or receives payments from us or our subsidiaries in any year more than the greater of $1 million or 2% of such company’s consolidated gross revenue, nor may any of them receive more than $50,000 in direct compensation (other than fees and compensation provided to directors generally) or be affiliated with or employed by PSEG’s independent auditor. In addition, to be independent, a director may not be an executive officer of a charity if contributions by PSEG and its subsidiaries in any year exceed the greater of $1 million or 2% of the charity’s consolidated gross revenue. These limitations apply for three years after the end of the applicable affiliation or arrangement.

As determined by the Board, all of the current directors, with the exception of E. James Ferland, the Chairman of the Board and CEO, and Ralph Izzo, the President and Chief Operating Officer (COO), are independent under the Corporate Governance Principles and the requirements of the NYSE. This determination was based upon a review of the questionnaires submitted by each director,

PSEG’s relevant business records, publicly available information and the applicable SEC and NYSE requirements.

The Board has had for a number of years an Audit Committee, a Corporate Governance Committee and an Organization and Compensation Committee, each consisting solely of independent directors. As discussed more fully below, each of these committees has a charter that defines its roles and responsibilities. The charters are posted on PSEG’s website, www.pseg.com/investor/governance. We will also send you a copy of any or all of the committee charters upon request.

Meetings

The Board of Directors holds regular monthly meetings, except in February, May and August, and meets on other occasions when circumstances require. The Board met thirteen times in 2006, and, on average, the meetings lasted approximately three hours. Directors spend additional time preparing for Board and committee meetings they attend and they are called upon for counsel between meetings. In addition, during 2006, Caroline Dorsa, E. James Ferland, Albert R. Gamper, Jr., Conrad K. Harper and Ralph Izzo served on the board of directors of PSE&G. Mr. Ferland also served on the boards of directors of Energy Holdings, Power and Services and Mr. Izzo served on the boards of directors of Power and Services. The PSE&G board met nine times in 2006. Committee membership and membership on the PSE&G board are shown in the biographies under Election of Directors.

The Corporate Governance Principles adopted by the Board of Directors provide that it will meet periodically on a regular basis and at least twice each year in executive session without management in attendance. In such cases, the Board designates a non-management director to chair the meeting who is the independent Committee Chair most closely associated with the business at hand. During 2006, eight executive sessions were held with only independent directors present. In addition, the Audit Committee, the Corporate Governance Committee and the Organization and Compensation Committee each meet periodically with only independent directors present.

Under the Corporate Governance Principles, each director is expected to attend all Board meetings and all meetings of committees of which such director is a member, as well as the Annual Meeting of Stockholders. Meeting materials are provided to Board and Committee members prior to meetings, and members are expected to review such materials prior to each meeting. During 2006, each nominee and each other director attended more than 77% of the aggregate number of Board meetings and committee meetings on which he or she served. Each nominee and each other director attended the 2006 Annual Meeting of Stockholders.

Director Retirement Policy

Under the retirement policy for directors, directors who have never been employees of the PSEG group of companies and directors who are former PSEG chief executive officers may not serve as directors beyond the Annual Meeting of Stockholders following their seventy-second birthday. Directors who are former employees, other than chief executive officers, may not serve as directors beyond the Annual Meeting of Stockholders following termination of active employment with the PSEG group of companies. In addition, directors must submit a letter of resignation upon a change in primary employment.

Communications with the Board

As set forth in the Corporate Governance Principles, you, as a stockholder, and other interested parties may communicate directly with the Board, including the independent directors, by writing to Edward J. Biggins, Jr., Secretary, at Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, P.O. Box 1171, Newark, New Jersey 07101-1171, and indicating who should receive the communication. Unless the context otherwise requires, the Secretary will provide the communication to the Chair of the Board Committee most closely associated with the nature of the request. The Secretary has the discretion to not forward communications that are commercial advertisements, other forms of soliciting material or billing complaints to directors.

Committees of the Board

The committees of the Board and their principal functions are as follows:

Audit Committee

The Audit Committee’s responsibilities include:

•	Assisting the Board in fulfilling its responsibility for oversight of the integrity of PSEG’s financial statements, and the quality and integrity of PSEG’s accounting, auditing and financial reporting practices;

•	Appointing, terminating, compensating and overseeing the work of the independent auditor; the independent auditor reports directly to the Audit Committee;

•	Reviewing the independence of independent auditor and peer review reports of their performance;

•	Pre-approving the services provided and fees paid to the independent auditor for all services to PSEG and its subsidiaries;

•	Reviewing with the independent auditor, management and internal auditors the annual audited and quarterly financial statements;

•	Resolving any disagreements which may arise between management and the independent auditor regarding financial reporting;

•	Ascertaining the implementation of auditors’ recommendations;

•	Evaluating the acceptability and quality of PSEG’s financial statements and PSEG’s accounting, reporting and auditing practices;

•

Reviewing the adequacy and implementation of policies and practices relating to accounting, financial reporting, internal auditing, operating controls, business conduct compliance programs (including environmental, health and safety compliance) and business ethics;

•

Providing oversight to the internal audit and environmental, health and safety audit functions by reviewing annual audit reports of both independent and internal auditors, as well as the planned scope of future audits;

•	Reviewing internal auditing procedures and internal accounting controls;

•	Meeting privately with representatives of the independent auditor, internal auditors and environmental, health and safety auditors;

•	Reviewing the status of pending material litigation, as well as legal and business conduct compliance;

•	Reviewing risk management controls, as well as policies with respect to risk assessment and risk management;

•	Selectively reviewing earnings press releases, financial information and earnings guidance provided to analysts and rating agencies;

•	Recommending to the Board of Directors the inclusion of the audited financial statements in PSEG’s Annual Report on Form 10-K; and

•	Annually assessing the Audit Committee Charter.

In accordance with the rules of the SEC and the NYSE, PSEG maintains an Audit Committee consisting solely of directors who are independent of management. The Audit Committee is comprised of three or more independent directors who are generally knowledgeable in financial matters, including at least one member with accounting or financial management expertise. In addition to meeting the requirements for being an independent director, members may receive no direct or indirect compensation from PSEG or its subsidiaries, other than as a director or committee member, and may not be affiliated with PSEG or its subsidiaries, in accordance with applicable legal requirements.

The Board determines annually, and upon any change in Audit Committee composition, the independence, financial literacy and financial expertise of the Audit Committee members and makes written affirmation to the NYSE in accordance with its rules. Also, in accordance with the NYSE rules, the Board has determined that all members of the Audit Committee are financially literate and, in addition, that each member of the Audit Committee possesses financial expertise, as defined in the NYSE rules. The Board of Directors further has determined that each of the members of the Audit Committee, Albert R. Gamper, Jr., Caroline Dorsa, William V. Hickey, Shirley Ann Jackson, Thomas A. Renyi and Richard J. Swift (a member until October 1, 2006), is an audit committee financial expert as defined under the Sarbanes-Oxley Act of 2002 and the rules of the SEC.

The Company and the Board believe that the current composition of the Audit Committee provides that Committee with the requisite expertise and experience to recommend to the Board of Directors the inclusion of the financial statements in the Annual Report on Form 10-K. The Board will consider this matter annually as a part of its ongoing governance review. The Audit Committee will also continue its assessment and enhancement of governance practices, including assurance that there exist adequate independent procedures for receipt and treatment of complaints regarding accounting, internal controls or auditing matters.

The Audit Committee meets at least four times per year, and in executive session without management present, at least three times per year. The Audit Committee held eight meetings in 2006. The Audit Committee Report appears below on pages 39 and 40. The Audit Committee Charter is posted on PSEG’s website, www.pseg.com/investor/governance. We will also send you a copy upon request.

Corporate Governance Committee

The Corporate Governance Committee’s responsibilities include:

•	Monitoring the composition of the Board to assure a reasonable balance of professional interests, business experience, financial expertise and independence;

•

Considering the qualifications of Board members and evaluating prospective nominees identified by the Corporate Governance Committee or by other Board members, management, stockholders or other sources;

•	Recommending to the Board the chairs and members of Board committees;

•

Recommending to the Board membership changes and nominees to maintain requisite balance, while considering the amount of time that a person will likely have to devote to his or her duties as a director, including non-PSEG responsibilities as an executive officer, board member or trustee of businesses and charitable institutions, and the contribution by directors to PSEG’s ongoing business;

•	Evaluating the continuity current directors bring to service on the Board versus the benefit from new ideas and perspectives that new members may bring to the Board;

•	Periodically evaluating performance of the Board and its committees, including a review of the size, structure and composition of the Board and its committees and their governance practices;

•	Making recommendations to the Board to improve effectiveness of the Board and its committees;

•	Beginning after the 2007 Annual Meeting, reviewing and making recommendations to the Board with respect to compensation of directors; and

•	Periodically assessing the Committee’s Charter.

The Committee does not believe it is appropriate to set limits on outside board memberships or the length a director’s term, but monitors the above factors to attempt to assure that the Board contains an effective mix of people to best further PSEG’s long-term business interests. The Corporate Governance Committee utilizes the same criteria to evaluate all potential nominees, including those recommended by stockholders or from other sources.

Membership consists of three or more independent directors. Meetings are held at least two times per year, and in executive session without management present, at least once per year. The Corporate

Governance Committee met six times in 2006. The Corporate Governance Committee Charter is posted on PSEG’s website, www.pseg.com/investor/governance. We will also send you a copy upon request.

The Corporate Governance Committee on occasion may pay a fee to an executive search firm to assist it in identifying and evaluating potential nominees. Such firm’s function would be to make recommendations to the Committee of potential candidates for its consideration.

The Corporate Governance Committee will consider stockholders’ recommendations for nominees for election to the Board of Directors. Such recommendations must be submitted in writing to Edward J. Biggins, Jr., Secretary, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, P.O. Box 1171, Newark, New Jersey 07101-1171. Nominations must be accompanied by the written consent of any such person to serve if nominated and elected and by biographical material to permit evaluation of the individual recommended. In addition, PSEG’s By-Laws require that stockholder nominations must be submitted at least 90 days in advance of an Annual Meeting of Stockholders.

The Corporate Governance Committee seeks candidates for the Board of Directors with an attained position of leadership in their field of endeavor, breadth of experience and sound business judgment. It is the policy of the Board of Directors that a person who is not a PSEG employee shall not be recommended initially to the stockholders for election as a director unless it appears that, consistent with the retirement policy for directors referred to above, such person would be available to serve as a director for at least five years.

Executive Committee

Except as otherwise provided by law, the Executive Committee has and may exercise all the authority of the Board of Directors when the Board is not in session. Membership consists of the Chairman of the Board and at least one independent director. This Committee meets only if it is impracticable to convene the full Board. It did not meet during 2006.

Finance Committee

The Finance Committee’s responsibilities include:

•	Considering financial policies, or changes therein, before presentation to the Board of Directors;

•	Making periodic reviews and recommendations regarding PSEG’s financial planning and significant financial decisions; and

•	Recommending to the Board of Directors actions regarding the issuance and sale of securities.

The Finance Committee consists of three or more members, the majority of whom are independent directors. The Finance Committee held two meetings in 2006.

Nuclear Committee

The Nuclear Committee provides an independent basis for evaluating the safety and effectiveness of PSEG’s nuclear operations. The Nuclear Committee evaluates overall management attention to nuclear safety, regulatory issues, other aspects of nuclear operations and to improvement in operations. The Nuclear Committee consists of three or more independent directors and meets at least three times per year. The Nuclear Committee held four meetings in 2006.

Organization and Compensation Committee

The Organization and Compensation Committee’s responsibilities include:

•	Reviewing, approving and modifying, as necessary, the Company’s executive compensation policy;

•	Reviewing and making recommendations to the Board of Directors concerning corporate organization in general and compensation for executive officers;

•	Administering the compensation program for executive officers and key employees;

•

Making comparative studies and reports to the Board of Directors with respect to compensation for directors who are not officers (the responsibility for directors’ compensation will be transferred to the Corporate Governance Committee after the 2007 Annual Meeting);

•	Reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	Evaluating the CEO’s performance in light of those goals and objectives and, with the independent Board members, determining and approving the CEO’s compensation level based on this evaluation;

•	Administering certain benefit plans for directors and executive officers;

•	Annually reviewing management succession and development plans and performance reviews for the CEO and certain other key members of management;

•	Recommending to the Board of Directors the inclusion of the Compensation Discussion and Analysis in PSEG’s Annual Report on Form 10-K and this Proxy Statement; and

•	Periodically assessing the Committee’s Charter.

The Committee has the authority to retain independent compensation consultants, with sole authority for their hiring and firing. In October 2006, the Committee retained Frederic W. Cook & Co., Inc. (Cook) as its executive compensation consultant to provide the Committee information and advice independently from management. Cook does not and will not perform any other services for PSEG. Its only roles will be advising the Committee on executive compensation, and also the Corporate Governance Committee on matters pertaining to compensation of directors who are not executive officers. Responsibility for assignment to and evaluation of work by Cook is solely that of the Committee and, beginning in April 2007 with respect to non-officer directors, the Corporate Governance Committee. In furtherance of Cook’s independence, management receives copies of certain materials provided by Cook to the Committee only after the materials have been provided to the Committee. The scope of Cook’s assignment is to provide general advice relating to all aspects of executive compensation, including the review of PSEG’s current compensation programs and levels, benefit plans, provision of comparative industry trends and peer data and the recommendation of program and pay level changes.

For a number of years prior to October 2006, the Committee utilized the services of Hewitt Associates Inc. (Hewitt) as its executive compensation consultant. During that time and presently, Hewitt has also served as a consultant to management and provided compensation advice and other related services. While acting in such capacities, Hewitt provided its final work product to the Committee as well as to management. The Committee determined that it should engage a consultant who would have no other relationship with management. In selecting Cook as its compensation consultant to replace Hewitt, the Committee evaluated a number of qualified firms. The Committee also utilizes the services of the Company’s internal compensation professionals.

The Company pays the fees of the compensation consultants retained by the Committee. In addition, it has agreed to indemnify Cook for certain matters related to Cook’s engagement by the Committee, other than matters involving negligence or intentional misconduct by Cook.

The CEO makes recommendations to the Committee regarding compensation of all executive officers, which are reviewed by the Committee’s consultant. The CEO participates in the Committee’s discussions of those recommendations for other officers. The Committee meets in executive session, without the consultant and without the CEO, to discuss the compensation of the CEO. The Committee makes the determination of CEO compensation in consultation with all the independent directors. The Committee delegates to the CEO limited authority to award long-term incentive compensation plan grants under the PSEG Long-Term Incentive Plan (LTIP) to particular officers (other than NEOs) and other key employees up to an aggregate authorized amount. Commencing in 2007, such grants are signed by the CEO and a second executive officer, to assure appropriate grant levels and pricing.

The Committee consists of three or more independent directors who meet at least two times per year and in executive session at least two times per year, without management present. The Organization and Compensation Committee held seven meetings in 2006. The Organization and Compensation Committee Report on Executive Compensation appears below on page 14. The Organization and Compensation Committee Charter is posted on PSEG’s website, www.pseg.com/investor/governance. We will also send you a copy upon request.

Code of Ethics

PSEG has its Standards of Integrity (Standards) as a code of ethics applicable to it and its subsidiaries, including PSE&G, Power, Energy Holdings and Services. The Standards are an integral part of PSEG’s business conduct compliance program and embody the commitment of PSEG and its subsidiary companies to conduct operations in accordance with the highest legal and ethical standards. The Standards apply to all of PSEG’s directors, employees (including PSEG’s, PSE&G’s, Power’s, Energy Holdings’ and Services’ respective principal executive officer, principal financial officer, principal accounting officer or Controller and persons performing similar functions), contractors and consultants, worldwide. Each such person is responsible for understanding and complying with the Standards. The Standards are posted on PSEG’s website, www.pseg.com/investor/governance. We will also send you a copy on request.

The Standards establish a set of common expectations for behavior to which each employee must adhere in dealings with investors, customers, fellow employees, competitors, vendors, government officials, the media and all others who may associate their words and actions with PSEG. The Standards have been developed to provide reasonable assurance that, in conducting PSEG’s business, employees behave ethically and in accordance with the law and do not take advantage of investors, regulators or customers through manipulation, abuse of confidential information or misrepresentation of material facts.

Any amendment (other than technical, administrative or non-substantive) to or a waiver from the Standards that applies to any director or PSEG’s, PSE&G’s, Power’s, Energy Holdings’ or Services’ principal executive officer, principal financial officer, principal accounting officer or Controller, or persons performing similar functions and that relates to any element enumerated by the SEC, will be posted on PSEG’s website, www.pseg.com/investor/governance.

Proposal 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes of as nearly equal numbers of directors as possible. As a result of this classification of directors, one class of directors is elected each year for a three- year term. The Board of Directors is proposing to eliminate the classification of directors. See Proposal 4. Directors whose terms expire are eligible for renomination and will be considered by the Corporate Governance Committee in accordance with its policies, which are described above on pages 5 and 6, and subject to the retirement policy for directors.

The present terms of the three directors included in Class II of the Board of Directors, Ernest H. Drew, William V. Hickey and Richard J. Swift, expire at the 2007 Annual Meeting. As discussed above, the Board of Directors maintains a mandatory retirement policy for directors which provides that no outside director may serve beyond the Annual Meeting of Stockholders next following his/her 72nd birthday. In accordance with that policy, Ernest H. Drew may not serve as a director after the 2009 Annual Meeting of Stockholders. Therefore, Dr. Drew has been nominated to serve as a director in Class I to serve a two-year term, which will expire at the 2009 Annual Meeting. The remaining two members of Class II have each been nominated to serve as a director in Class II for a three-year term, which will expire at the 2010 Annual Meeting.

In order to maintain numerical balance among the classes of directors as provided in the Certificate of Incorporation, Ralph Izzo, currently a member of Class III, has also been nominated to serve as a director in Class II, for a three-year term to expire at the 2010 Annual Meeting.

Therefore, at this year’s meeting, directors will be elected to fill one position in Class III to serve until the 2009 Annual Meeting and three positions in Class II to serve until the 2010 Annual Meeting, each until their respective successors are elected and qualified. All nominees were elected to their present terms by the stockholders. The present term of the remaining members of Class III of the Board of Directors expires at the 2010 Annual Meeting and the present term of the members of Class I expires at the 2009 Annual Meeting. Those directors will not be elected at the 2007 Annual Meeting.

If stockholders approve Proposal 4 below to amend the Certificate of Incorporation to eliminate the classification of the Board of Directors, all of the present directors whose terms expire in 2009 and all of the nominees named in this Proxy Statement, if elected, for terms expiring in 2009 and 2010 will each serve out their remaining terms. If Proposal 4 is approved by stockholders, all directors elected in 2008 and at future annual meetings will be elected to serve one-year terms.

PSEG’s By-Laws currently provide that the Board of Directors shall consist of not less than three nor more than 16 directors as shall be fixed from time to time by the Board. The number of directors is currently set at ten and will be reduced to nine, effective March 31, 2007, upon Mr. Ferland’s retirement.

The nominees listed below were selected by the Board of Directors upon the recommendation of the Corporate Governance Committee. Proxies will be voted for these nominees, unless authority to vote for one or more of them shall have been withheld by so marking the enclosed proxy form or so indicating when voting by telephone or Internet.

If at the time of the meeting any of the nominees listed below should be unable to serve, which is not anticipated, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees, unless the number of directors constituting a full Board is further reduced.

There is shown for each nominee, and for each director whose term of office will continue after the 2007 Annual Meeting, the period of service as a director, age as of the date of the Annual Meeting, present committee memberships, business experience during at least the last five years and other present directorships. Beneficial ownership of Common Stock is shown under Security Ownership of Directors, Management and Certain Beneficial Owners.

Nominees For Election As Director
Class I—Directors Whose Terms Expire in 2009

Ernest H. Drew	ERNEST H. DREW has been a director since January 1993. Age 70. Chair of Corporate Governance Committee and member of Executive Committee, Nuclear Committee and Organization and Compensation Committee. Until retirement, was Chief Executive Officer of Industries and Technology Group—Westinghouse Electric Corporation, from July 1997 to December 1997. Was a Member, Board of Management, Hoechst AG, Frankfurt, Germany (manufactures pharmaceuticals, chemicals, fibers, film, specialties and advanced materials) from January 1995 to June 1997. Was Chairman of the Board and Chief Executive Officer of Hoechst Celanese Corporation, Somerville, New Jersey from May 1994 until January 1995, and President and Chief Executive Officer from January 1988 until May 1994. Director of Thomas & Betts Corporation, Ashland Inc. and UQM Technologies, Inc.

Class II—Directors Whose Terms Expire in 2010

William V. Hickey	WILLIAM V. HICKEY has been a director since October 2001. Age 62. Member of Audit Committee, Finance Committee and Organization and Compensation Committee. Has been President and Chief Executive Officer of Sealed Air Corporation, Saddle Brook, New Jersey (manufactures food and specialty protective packaging materials and systems), since March 2000. Was President and Chief Operating Officer from December 1996 to February 2000 and, prior to that, Executive Vice President from 1994 to December 1996. Director of Sealed Air Corporation and Sensient Technologies Corporation.
Ralph Izzo	RALPH IZZO has been a director since October 2006. Age 49. Director of PSE&G, Energy Holdings and Power. Has been President and Chief Operating Officer of PSEG since October 2006. Elected Chairman of the Board and Chief Executive Officer, effective April 1, 2007. Was President and Chief Operating Officer of PSE&G from October 2003 to October 2006 and was a Vice President in charge of various functions, including Corporate Planning, Appliance Services and Utility Operations from March 1998 to October 2003.
Richard J. Swift	RICHARD J. SWIFT has been a director since December 1994. Age 62. Chair of Nuclear Committee and member of Corporate Governance Committee. Was Chairman of the Financial Accounting Standards Advisory Council from January 2002 to December 2006. Was Chairman of the Board, President and Chief Executive Officer of Foster Wheeler Ltd., Clinton, New Jersey (provides design, engineering, construction, manufacturing, management, plant operations and environmental services) from April 1994 until October 2001. Was President and Chief Operating Officer of Foster Wheeler Ltd. from December 1992 to April 1994. Director of CVS Corporation, Hubbell Incorporated, Ingersoll-Rand Limited and Kaman Corporation.

Directors Whose Terms Continue Beyond the 2007 Annual Meeting
and Who Are Not Subject to Election this Year
Class III—Directors Whose Terms Expire in 2008

Conrad K. Harper	CONRAD K. HARPER has been a director since May 1997. Age 66. Chair of Finance Committee and member of Nuclear Committee and Organization and Compensation Committee. Director of PSE&G. Of counsel to the law firm of Simpson Thacher & Bartlett LLP, New York, New York since January 2003. Was a partner from October 1996 to December 2002 and from October 1974 to May 1993. Was Legal Adviser, U.S. Department of State from May 1993 to June 1996. Director of New York Life Insurance Company.
Shirley Ann Jackson	SHIRLEY ANN JACKSON has been a director since June 2001. Age 60. Chair of Organization and Compensation Committee and member of Audit Committee and Finance Committee. Has been President of Rensselaer Polytechnic Institute, Troy, New York, since July 1999. Was previously a director of PSEG from 1987 to 1995, prior to becoming Chair, U.S. Nuclear Regulatory Commission, from July 1995 to July 1999. Was Professor of Theoretical Physics, Rutgers University and a consultant in semiconductor theory to AT&T Bell Laboratories from 1991 to 1995. Director of FedEx Corporation, IBM Corporation, Marathon Oil Corporation, Medtronic, Inc. and the New York Stock Exchange, Inc.
Thomas A. Renyi	THOMAS A. RENYI has been a director since February 2003. Age 61. Member of Audit Committee, Corporate Governance Committee, Finance Committee and Organization and Compensation Committee. Has been Chairman of the Board and Chief Executive Officer of The Bank of New York Company, Inc., New York, New York and The Bank of New York, New York, New York (provider of banking and other financial services to corporations and individuals) since February 1998. Was President and Chief Executive Officer of The Bank of New York Company, Inc. from July 1997 to January 1998 and President of The Bank of New York from March 1992 to June 1997. Was President and Chief Executive Officer of The Bank of New York from January 1996 to January 1998 and President and Chief Operating Officer from December 1994 to December 1995. Director of The Bank of New York Company, Inc. and The Bank of New York.

Directors Whose Terms Continue Beyond the 2007 Annual Meeting
And Who Are Not Subject to Election this Year
Class I—Directors Whose Terms Expire in 2009

Caroline Dorsa	CAROLINE DORSA has been a director since February 2003. Age 47. Member of Audit Committee, Corporate Governance Committee and Finance Committee. Director of PSE&G. Has been Senior Vice President and Chief Financial Officer of Avaya, Inc., Basking Ridge, New Jersey, global provider of business communications applications, systems and services, since February 2007. Was Vice President and Treasurer of Merck & Co., Inc., Whitehouse Station, New Jersey from December 1996 to January 2007. Was Treasurer from January 1994 to November 1996 and Executive Director of the U.S. Human Health Marketing subsidiary of Merck & Co., Inc. from June 1992 to January 1994.
Albert R. Gamper, Jr.	ALBERT R. GAMPER, JR. has been a director since December 2000. Age 65. Chair of Audit Committee and member of Executive Committee, Finance Committee and Nuclear Committee. Director of PSE&G. Until retirement, was Chairman of the Board of CIT Group, Inc., Livingston, New Jersey (commercial finance company), from July 2004 until December 2004. Was Chairman of the Board and Chief Executive Officer of CIT Group, Inc. from September 2003 to July 2004. Was Chairman of the Board, President and Chief Executive Officer of CIT Group, Inc. from June 2002 to September 2003 and was President and Chief Executive Officer of CIT Group, Inc. from February 2002 to June 2002. Was President and Chief Executive Officer of Tyco Capital Corporation from June 2001 to February 2002. Was Chairman of the Board, President and Chief Executive Officer of CIT Group, Inc., from January 2000 to June 2001. Was President and Chief Executive Officer of CIT Group, Inc. from December 1989 to December 1999. Trustee to the Fidelity Group of Funds.

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

Directors and Management

The following table sets forth, as of February 19, 2007, the record date, beneficial ownership of Common Stock, including options, by the directors and executive officers named in the Summary Compensation Table. None of these amounts exceeds 1% of the Common Stock outstanding.

Name	Amount and Nature of Beneficial Ownership
Frank Cassidy	113,770 [1]
Caroline Dorsa	6,732 [2]
Robert J. Dougherty, Jr.	59,410 [3]
Ernest H. Drew	14,390 [4]
E. James Ferland	996,595 [5]
Albert R. Gamper, Jr.	7,567 [6]
Conrad K. Harper	10,853 [7]
William V. Hickey	6,966 [8]
Ralph Izzo	351,806 [9]
Shirley Ann Jackson	7,094 [10]
Thomas M. O’Flynn	297,740 [11]
Thomas A. Renyi	6,232 [12]
Richard J. Swift	12,970 [13]
All directors and executive officers as a group (17 persons)	2,051,600 [14]

[1]	Includes the equivalent of 2,168 shares held under the PSEG Thrift and Tax-Deferred Savings Plan (Thrift Plan). Includes 12,167 shares of restricted stock. Includes options to purchase 79,000 shares, 43,000 of which are currently exercisable.

[2]	Includes 4,400 shares of restricted stock. Includes 500 shares jointly owned with husband.

[3]

Includes the equivalent of 1,201 shares held under the Thrift Plan. Includes options to purchase 11,000 shares. Includes 7,095 shares jointly owned with wife. Mr. Dougherty retired effective February 17, 2007.

[4]	Includes 7,800 shares of restricted stock.

[5]

Includes the equivalent of 16,489 shares held under the Thrift Plan. Includes 55,001 shares of restricted stock. Includes options to purchase 610,000 shares, 566,000 of which are currently exercisable. Includes 210,000 shares held in a trust. Mr. Ferland will retire effective March 31, 2007.

[6]	Includes 4,800 shares of restricted stock.

[7]	Includes 6,600 shares of restricted stock.

[8]	Includes 4,800 shares of restricted stock.

[9]

Includes the equivalent of 344 shares held under the Thrift Plan. Includes 15,752 shares of restricted stock. Includes options to purchase 281,000 shares, 111,000 of which are currently exercisable. Includes 54,710 held in a trust.

[10]	Includes 4,800 shares of restricted stock.

[11]

Includes the equivalent of 16 shares held under the Thrift Plan. Includes 12,167 shares of restricted stock. Includes options to purchase 229,000 shares, 188,000 of which are currently exercisable. Includes 7,000 shares held in a trust.

[12]	Includes 4,400 shares of restricted stock.

[13]	Includes 7,200 shares of restricted stock.

[14]

Includes the equivalent of 21,430 shares held under the Thrift Plan. Includes options to purchase 1,320,300 shares, 956,300 of which are currently exercisable. Includes 157,824 shares of restricted stock. Includes 271,710 shares held in trusts.

Certain Beneficial Owners

The following table sets forth, as of February 19, 2007, beneficial ownership by any person or group known to us to be the beneficial owner of more than five percent of the Common Stock. According to the Schedules 13G filed by these owners with the SEC, these securities were acquired and are held in the ordinary course of business and not for the purpose of changing or influencing the control of the Company.

Name and Address	Amount and Nature of Beneficial Ownership	Percent
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	22,638,803[1]	9.0%[1]
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071-1447	20,043,300[2]	7.9%[2]

[1]	As reported on Schedule 13G filed February 5, 2007

[2]	As reported on Schedule 13G filed February 12, 2007

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During 2006, none of our directors or executive officers was late in filing a Form 3, 4 or 5 in accordance with the requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, with regard to transactions involving Common Stock, except for Messrs. Cassidy, Dougherty, Ferland, Izzo and O’Flynn, each of whom reported on February 16, 2006 the sale on January 19, 2006 of 2,086, 2,086, 10,043, 1,939 and 2,086 shares of Common Stock, respectively. The shares were sold on behalf of the individuals in accordance with the provisions of their grant under the LTIP to cover federal withholding tax liability.

COMPENSATION COMMITTEE REPORT

The Organization and Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management and with Frederic W. Cook, Co., Inc., the Committee’s independent compensation consultant. Based on such review and discussions, the Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Shirley Ann Jackson, Chair
Ernest H. Drew
Conrad K. Harper
William V. Hickey
Thomas A. Renyi

February 22, 2007

COMPENSATION DISCUSSION AND ANALYSIS

Executive compensation is administered under the direction of the Organization and Compensation Committee (Committee). The Committee is made up of directors who are independent under NYSE rules and the Company’s requirements for independent directors.

Compensation Philosophy and Program

Our Executive Compensation Program (Program) is designed to attract, motivate and retain high performing executives who are critical to our long-term success. The Program is structured to link executive compensation to how successfully we execute our business plans and meet a number of corporate, financial and operational goals. This design is intended to provide executives increased compensation when we do well and to provide less compensation when we do not.

As discussed below under Committee Activity, the Committee has been engaged since the fourth quarter of 2006 in a comprehensive review of executive compensation, including an analysis of its compensation philosophy and its use of consultants.

The Committee’s general philosophy is to set compensation of executive officers at the median of compensation of a peer group of companies. The Committee’s specific policies and benchmarking are discussed below.

The Committee reviews the philosophy, goals and objectives of the Program at least annually. In assessing their continued appropriateness, the Committee examines our success and the contributions of the individual executives in achieving our business plans. The Committee considers the motivational impact of the Program as an incentive in attaining desired business results and in the continued ability to attract and retain high-quality executives. Key factors in judging whether the Program has met its goals are the Program’s relationship to our financial results, our future outlook and our ability to attract and retain key executive talent.

The Committee has the responsibility to review, approve and modify, as necessary, our Program and each of its constituent elements.

Compensation Consultant

In October 2006, the Committee engaged Cook to perform a comprehensive review of PSEG’s approach to and delivery of executive compensation. The scope of the assignment also included review of the CEO’s and other executive officers’ specific compensation levels, including analysis of competitive market data and the mix of base salary, equity, incentive and other payments. The results of the review were used in setting executive officer compensation for 2007.

In setting executive base pay levels for 2006 and awards made in January 2006 for 2005 performance under the annual management incentive compensation program (MICP), the Committee utilized Hewitt as its executive compensation consultant. Hewitt provided data as to executive compensation trends and to assist in establishing the CEO’s compensation and in reviewing the CEO’s recommendations for the compensation of other executive officers.

Committee Activity

In setting 2006 and 2007 compensation for each executive officer, the Committee examined the following elements of compensation: base salary, award targets and performance criteria under the MICP and equity and any other long-term incentive compensation awards under the LTIP.

Following Cook’s review of executive compensation, the Committee, in January 2007, considered the recommendations of Cook with regard to compensation design and effectiveness, and compensation for the CEO and the executive officers named in this Proxy Statement (NEOs), certain other officers and directors. As a result, the Committee determined to:

•	Change the peer group of companies (the peer groups appear below under Benchmarking) with respect to which executive compensation comparisons would be made to more closely align the Company with its market contemporaries;

•

Change the form of long-term equity awards from one-third each for options, restricted stock and performance units (restricted stock only during the pendency of the proposed Exelon merger), to one-half each options and performance units for executive officers and one-half each performance units and restricted stock for other key employees;

•	Change the procedure for conveyance of the consultant’s compensation information so that the Committee would receive the data prior to management receiving it; and

•	Replace the Directors’ Stock Plan with a new equity compensation plan for outside directors.

The Committee also considered compensation recommendations for the NEOs made by the consultant and the CEO. Based on this review and the recommendations, the Committee, in conjunction with all of the independent directors, established 2007 base compensation levels for the CEO and the COO. The Committee also established the 2007 base compensation levels for the other NEOs and certain other officers based upon recommendations by the CEO. Also in January 2007, the Committee certified the achievement of performance goals and determined the amounts earned and payable under the MICP with respect to 2006 performance.

In reviewing and establishing compensation levels for 2007, the Committee used the revised comparison peer group. The Committee’s decisions in determining compensation for 2006 and 2007 were made independent of prior equity awards, outstanding performance units, pensions or future compensation opportunities.

Compensation Policies

The Company and the Committee have established compensation policies to implement the compensation philosophy stated above. To meet our compensation objectives and to focus executive efforts on improving corporate performance, the Committee has developed and currently administers pay delivery systems that fall into three broad categories:

•	Base salary;

•	Annual cash incentive compensation, including annual performance-based incentives; and

•	Long-term incentive compensation, including equity and performance awards, such as restricted stock, stock options and performance units.

Each of these elements of compensation, including our related policies regarding determination and evaluation, is discussed further below. Our policy is to provide a mix of these elements in the proportion best designed, as determined by the Committee, to achieve our compensation objectives. The Committee annually reviews the relationships among these elements, including cash, equity, performance-based pay, incentives, amount at risk and vesting schedules. The Committee does not have specific proportional factors it takes into account when establishing these elements.

In addition to the above elements of compensation, our practice has been to provide the following benefits (described more fully below) to non-represented employees generally, including the NEOs:

•	Post-employment and post-termination benefits, including defined benefit (pension) plans and severance and change-in-control benefits;

•	Health care programs;

•	Employee Stock Purchase Plan (5% discount); and

•	A defined contribution (401(k)) plan (the Thrift Plan).

Executive and other key employees are provided with certain additional benefits, such as deferred compensation opportunities, enhanced post-employment benefits and a limited number of perquisites, in amounts deemed appropriate by the Committee and management based on the individual’s position and ability to contribute to the achievement of our business goals.

Except for certain employment agreements with senior managers, described below, or with respect to certain benefits resulting from a termination of employment following a change in control for certain executive officers covered under our Key Executive Severance Plan, also described below, we generally do not provide a tax gross-up of benefit amounts deemed to be taxable income under federal or state income tax laws and regulations.

Role of Executive Officers

The CEO attends Committee meetings, other than executive sessions, generally acting as Secretary for the Committee. Other executive officers and internal compensation professionals may attend portions of Committee meetings. The CEO recommends the compensation of his direct reports within an overall base salary budget and the Committee considers these recommendations in the context of the peer group. This includes base salary, incentive compensation targets for the MICP and the LTIP, goals and objectives and performance evaluation. Management’s data provided to the Committee generally includes a recommendation with respect to CEO compensation which, historically, has reflected the average base compensation adjustment and average MICP multiplier of other officers.

The design and effectiveness of compensation policies and programs are reviewed by the CEO periodically in light of general industry and peer trends, and recommendations for changes are made to the Committee as deemed advisable by the CEO. The CEO reviews such compensation matters with our internal compensation professionals and other consultants. The Committee believes that the role played by the CEO in this process is reasonable and appropriate because the CEO is best suited to evaluate the performance of his direct reports.

Benchmarking

As an important element, the Committee sets executive cash compensation so as to be competitive with other large energy services corporations.

The Committee looks at each element of cash compensation within the peer group as well as total compensation within the peer group. General industry data is also taken into consideration for certain positions where the talent pool falls outside of the energy sector. Such positions may include the finance, human resources, accounting and information technology fields. For 2006, the following peer group was used:

AES Corporation
Ameren Corporation
American Electric Power Company, Inc.
CenterPoint Energy, Inc.
CMS Energy Corporation
Consolidated Edison, Inc.
Constellation Energy Group, Inc.
Dominion Resources, Inc.
DTE Energy Company
Duke Energy Corporation
Edison International
Entergy Corporation
Exelon Corporation
FirstEnergy Corp.
FPL Group, Inc.
JEA
ONEOK, Inc.
PG&E Corporation
Pepco Holdings, Inc.
PPL Corporation
Progress Energy, Inc.
Reliant Resources, Inc.
Sempra Energy
Tennessee Valley Authority
The Southern Company
The Williams Companies, Inc.
TXU Corp.
WPS Resources Corporation
Xcel Energy Inc.

In determining executive compensation for 2007, the following group of energy services firms with reported net income averaging about $1 billion/year and market capitalization averaging about $16 billion was used. Our net income and market capitalization are approximately at the median of this group and we believe that this group is more closely aligned with us.

AES Corporation
American Electric Power Company, Inc.
Consolidated Edison, Inc.
Dominion Resources, Inc.
Duke Energy Corporation
Edison International
Entergy Corporation
Exelon Corporation
FirstEnergy Corp.
FPL Group, Inc.
PG&E Corporation
Progress Energy, Inc.
Sempra Energy
The Southern Company
The Williams Companies, Inc.
TXU Corp.
Xcel Energy Inc.

As an initial positioning, the Committee targets the 50th percentile of relative positions within this group for total cash compensation, which is considered the total of salary and annual cash incentive compensation. The “mix” of total cash compensation for each of the executive positions is surveyed from this peer group. The reported pay structure from the competitive analysis is used as a general guideline in determining the appropriate mix of compensation among base salary, annual incentive opportunity and long-term compensation opportunity. There is no predetermined formula regarding the allocation of salary and incentives. The mix of incentives is selected so as to be reflective of the competitive practice found in this group for each of the pay components listed above.

Compensation Components

Base Salary

The NEOs’ base salary levels are reviewed annually by the Committee using a budget it establishes for merit increases and salary survey data provided by external compensation consultants. Market competitive base salary levels are determined and established for all covered executive positions as well as for other officers. Annually, the individual performance of the executives with respect to corporate performance criteria is determined and taken into account when setting salaries against the competitive market data. Such corporate performance criteria include attainment of business unit plans and financial targets, as well as individual measures for each NEO related to such person’s area of responsibility. In addition, factors such as leadership ability, managerial skills and other personal aptitudes and attributes are considered. Base salaries for satisfactory performance are targeted at the median (50th percentile) of the competitive market. Generally, for 2006, base salaries as a group were increased 3.6% from 2005 levels to reflect general market adjustments for comparable positions.

The Committee attempts to assure that annual salary determinations, on average, fall within the range of median base salaries provided to executives in the peer panel that have duties and responsibilities similar to those of our executive officers. Differences are primarily driven by the executive’s individual performance and experience.

Base salaries and base salary adjustments for individual NEOs other than the CEO are determined relative to the recommendations of the CEO, considering the individual’s level of responsibilities, sustained performance over time and results during the immediately preceding year and the executive’s pay in relation to the market median. Performance metrics included achievement of business plans, safety and operational results, customer satisfaction, regulatory outcomes and other factors.

For fiscal year 2006, the base salary of E. James Ferland, Chairman of the Board and CEO, based on overall performance and consideration of market data, was set at a rate of $1,120,000 or a 3.7% increase over the rate for 2005, which was approximately the median of base salary provided to CEO’s of other large energy services organizations. In determining base salary for the CEO, individual performance in relation to corporate performance factors such as achievement of business plans, financial results, safety, human resources management, nuclear operations and civic leadership was considered. For 2007, until Mr. Ferland’s retirement on March 31st, he will be paid a salary at the annual rate of $1,160,000. On his election as President and COO in October 2006, Ralph Izzo’s annual base salary rate was set at $700,000. Effective January 1, 2007, Mr. Izzo’s annual rate of base salary as COO was increased to $725,000. The annual rates of base pay for 2007 for the other NEOs are Mr. O’Flynn: $600,000, Mr. Dougherty: $600,000 and Mr. Cassidy: $565,000. Mr. Dougherty retired effective February 17, 2007.

Annual Cash Incentive Compensation

The MICP, which was approved by stockholders in 2004, is an annual cash incentive compensation program for executive and other officers. To support the performance based objectives of our compensation program, corporate and business unit goals and measures are established each year based on factors deemed necessary to achieve strategic financial and non-financial business objectives. The goals and measures are established by the CEO for the NEO’s reporting to him, and for all other officers by the individual to whom he or she reports. The goals and measures applicable to each NEO for 2006 are further discussed on pages 25 and 26.

The MICP was designed to comply with Section 162(m) of the Internal Revenue Code, which, as explained below, limits the Federal income tax deduction for compensation in excess of certain limits. The MICP sets a maximum award fund in any year of 2.5% of PSEG’s net income. The CEO’s maximum award cannot exceed 10% of the award fund and the maximum award for each other participant cannot exceed 90% of the award fund divided by the number of participants, other than the CEO, for that year. For 2006 performance under the MICP, these limits were $18,475,000 for the total award pool (of which $7,919,300 was awarded), $1,847,500 for the CEO’s maximum award and $437,600 for each other participant’s maximum award.

Subject to the overall maximums stated above, NEOs are eligible for annual incentive compensation based on a combination of the achievement of individual performance goals by each officer which determines his/her Individual Performance Factor, as adjusted by overall corporate performance, as measured by the Corporate Factor. The Corporate Factor is a financial measure, Return on Equity (ROE), which is a relative performance assessment comparing our ROE against the median ROE performance of energy companies that comprise the Dow Jones Utility Index (DJUI). This Corporate Factor is the significant determinant of MICP awards. A maximum award is based on a comparative performance factor of 1.5 and is achieved if our annual ROE, as measured on September 30, exceeds the median ROE performance of the group of energy companies that make up the DJUI by five hundred basis points. The minimum award threshhold, based on a comparative performance factor of 0.5, is reached if our ROE is not more than five hundred basis points below the DJUI median. Actual incentive awards for participants in the MICP are computed as follows: (A) the participant’s Target Award Amount (% of base salary) is multiplied by (B) the participant’s Individual Performance Factor (0.0 to 1.5), which, in turn, is multiplied by (C) the Corporate Factor to arrive at the Final Award. In no case, however, may a Final Award exceed the lesser of (i) 1.5 times the participant’s Target Award Amount or (ii) the maximum amount allowed for that participant under the total award pool for that year.

Individual Performance Goals for NEOs include the following measures: OSHA safety performance, operational performance, customer satisfaction, fossil and nuclear operations and environmental performance and compliance. Each NEO position has a targeted incentive award established by the Committee at the beginning of each year ranging from 60% to 100% of base salary. Annual incentive awards are intended to provide a competitive level of compensation if the corporation meets its financial goals and the NEO achieves his or her business unit specific and individual goals. Since MICP targets are set as a percentage of base salary, increases in salary affect target bonuses.

For the 2006 performance year, based on PSEG’s ROE of 15.3%, as compared with the median ROE of the companies comprising the DJUI of 13.4%, the Corporate Factor applied to MICP participants was 1.19. Also for 2006, Mr. Ferland’s final award was limited to an overall performance factor of 1.5, the maximum allowed, which was also the average overall performance factor of his direct reports. The MICP awards of the NEOs for 2006 are shown below in the Summary Compensation Table on page 23. The Committee made its determinations regarding MICP awards for the 2006 performance year in January of 2007. Payment was made thereafter.

Long-Term Incentive Compensation

The LTIP was approved by stockholders at the 2004 Annual Meeting. To permit flexibility, the LTIP provides for different forms of equity awards including:

•	stock options (the right to purchase shares of Common Stock at a stated price);

•

restricted stock (shares of Common Stock subject to forfeiture if certain service requirements or other restrictions are not met); during the restriction period, recipients of shares of restricted stock may exercise full voting rights with respect to those shares and are entitled to receive all dividends on the shares; and

•	performance units (the right to receive a stated number of shares of Common Stock or cash based upon the value of such stated number of shares upon the attainment of certain performance goals).

NEOs, other officers and other key employees, as selected by the Committee, are eligible to participate in the LTIP.

This plan is designed to attract and retain qualified personnel for positions of substantial responsibility, to motivate participants toward goal achievement by means of appropriate incentives, to achieve long-range corporate goals, to provide incentive compensation opportunities that are competitive with those of other similar companies and to align participants’ interests with those of our stockholders.

The exercise price of any stock option granted under the LTIP may not be below the closing price of our Common Stock on the date of grant, no repricing may be done without stockholder approval and no discounted options may be granted. Performance goals are used for any performance based awards.

Neither options nor performance units were granted to NEOs in 2005 and 2006. All grants made were restricted stock awards because the Committee determined that this type of award was most compatible with the proposed merger with Exelon. In January 2005, LTIP awards were made with respect to 2005 compensation and in December 2005, LTIP awards were made with respect to 2006 compensation.

For 2007 grants, the Committee determined that senior officers, including the NEOs, would be granted a long-term award consisting of 50% performance shares and 50% non-qualified stock options. For other participants, 2007 awards would consist of 50% performance shares and 50% restricted stock. The Committee structured the grants in this manner to increase the performance related nature of the grants to senior officers.

Grant levels are determined by the Committee based upon several factors including the value of long-term incentive awards made by firms in the peer group to executives in similar positions and whose cash compensation is similar to each NEO as well as the individual’s ability to contribute to PSEG’s overall success. The level of grants is reviewed annually by the Committee. In general, when making LTIP grants, the Committee’s determinations are made independently from any consideration of the individual’s prior LTIP awards.

The CEO determines his recommendations for the size of LTIP grants for NEOs and each other participant by averaging the median of long-term incentive grants for a comparable position in the peer group and the median of long-term incentive grants for comparable levels of base salary for positions within the peer group. In making his recommendation for the size of a particular LTIP grant for each NEO, the CEO adjusts this average to reflect the individual’s performance and ability to contribute to the long-term value of the Company.

We have not granted stock options to NEOs since early 2004, shortly after stockholders approved the LTIP at the 2004 Annual Meeting. Generally, the Committee considers changes regarding executive officer salary adjustments, short-term cash incentive goals and equity compensation grants at its December meeting each year. However, because of the ongoing review of executive compensation by Cook at year-end 2006, LTIP awards for 2007 were not made until January 2007. For future years, the Committee intends to resume its practice of making compensation decisions and LTIP grants within the same period, generally around December of each year. The Committee expects this practice to be followed without consideration of the timing of release of earnings or other non-public information.

The following table shows LTIP awards made by the Committee to the NEOs in January 2007:

Name	Stock Options (#)	Performance Units (#)
Ferland	44,000	7,800
Izzo	70,000	12,300
O’Flynn	41,000	7,300
Dougherty	0	0
Cassidy	36,000	6,400

The Stock Options granted have a term of ten years and an exercise price of $65.85 (the closing price on the date of grant). The right to exercise one-quarter of the stock options vests on each of December 31, 2007, 2008, 2009 and 2010.

The performance units are subject to the achievement of certain performance goals related to PSEG’s performance with respect to Total Shareholder Return and ROE relative to the companies in the DJUI over a performance period ending on December 31, 2009.

Other Executive Compensation Programs

Retirement

We provide certain retirement benefits to maintain practices that are competitive with companies with which we compete for executive talent. In addition to the qualified pension plan, we maintain supplemental plans to provide competitive retirement benefits. These benefits are described below under Pension Benefits.

Severance and Change in Control Benefits

We provide for severance benefits in the event of certain employment terminations. These benefits are available to officers, including the NEOs, in order to be competitive with the companies with which we compete for executive talent. We also provide severance benefits upon a change in control to officers, including the NEOs, and to certain key executive level employees. A change in control is by its nature disruptive to an organization and to many executives. Such executives are frequently key players in the success of organizational change. To assure the continuing performance of such executives in the face of a possible termination of employment in the event of a change in control, the Company deems it prudent to provide a competitive severance package. In addition, some executives, not a key party to such transaction, may have their employment terminated following its completion. A severance plan with benefits applicable upon a change in control is an important element for attracting and retaining key executives. These benefits are described below under Potential Payments Upon Termination of Employment or Change in Control on page 35.

Perquisites

We also provide certain perquisites that the Company believes are reasonable to maintain compensation practices that are competitive with companies with which we compete for executive talent. These include automobile use, financial planning services, annual physical examinations, spousal travel to accompany executive officers on business trips, Company-purchased tickets to entertainment and sporting events, home security, home computer services and chartered air travel. These perquisites are described in the Summary Compensation Table.

Stock Ownership Guidelines

To encourage equity ownership of Common Stock by our officers, we have established guidelines for stock ownership over a reasonable period of time as follows:

•	CEO: 5x salary;

•	President/Chief Operating Officer and Executive Vice President: 3x salary;

•	Senior Vice President: 2x salary; and

•	Vice President: 1x salary.

In fulfilling the stock ownership guidelines, the executive may count all stock owned directly and beneficially. All restricted stock, whether or not vested, may be included. Also included are shares held in the Thrift Plan. Stock options and performance units are not counted.

Our Insider Trading Policy prohibits the pledging or hedging of such shares.

The Stock Ownership Guidelines will be reviewed annually by the Committee.

At the present time, all of the NEOs meet the guideline thresholds. In making 2007 grants under the LTIP, the stock ownership policy was not a factor considered by the Committee.

The following table shows, for each NEO, the dollar amount of stock ownership required by the Stock Ownership Guidelines and the dollar amount of these actual stock holdings as of February 16, 2007 (see Security Ownership of Directors, Management and Certain Beneficial Owners):

Name	Ownership Guideline	Dollar Value of Shares Held[1]
Ferland	$5,600,000	$28,488,187
Izzo	$2,175,000	$5,217,687
O’Flynn	$1,800,000	$5,065,442
Dougherty	$1,800,000	$3,567,340
Cassidy	$1,695,000	$2,562,223

[1]	Value shown based upon the closing price of $73.69 on February 16, 2007.

Accounting and Tax Implications

The Committee has considered the effect of the adoption of FAS 123R (see Notes 2 and 17 of the Notes to Consolidated Financial Statements included in PSEG’s Annual Report on Form 10-K) regarding the expensing of stock options in determining the nature of the grants under the LTIP.

The Committee considers the tax-deductibility of our compensation payments. Section 162(m) of the Internal Revenue Code (IRC) generally denies a deduction for United States federal income tax purposes for compensation in excess of $1 million for persons named in the proxy statement, except for compensation pursuant to shareholder-approved performance-based plans. Stockholder approval of the LTIP and MICP was received at the 2004 Annual Meeting of Stockholders. As a result, performance-based compensation under these plans is not now subject to the limitation on deductions contained in Section 162(m) of the IRC.

In 2006, each of the NEOs had compensation (consisting of base salary and the taxable value of restricted stock that vested during the year) in excess of the amount deductible under Section 162(m) of the IRC. The Committee will continue to evaluate executive compensation in light of Section 162(m) of the IRC. For 2007, the Committee has determined to make all awards to NEO’s under the LTIP performance-based.

In light of Section 162(m), as well as certain NYSE rules, the Committee’s general policy is to present all incentive compensation plans in which executive officers participate to stockholders for approval prior to implementation.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]		Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5,6]	Total ($)
E. James Ferland	2006	1,115,816	[7]	0	5,166,867	109,350	1,680,000	[8]	821,233	279,035	9,172,301
Chairman of the Board and Chief Executive Officer [9]
Ralph Izzo	2006	559,920		0	778,585	272,836	437,600	[8]	620,394	49,038	2,718,373
President and Chief Operating Officer [10]
Thomas M. O’Flynn	2006	552,926		0	650,435	26,730	437,600	[8]	575,436	42,796	2,285,923
Executive Vice President and Chief Financial Officer
Robert J. Dougherty	2006	597,759		0	1,264,749	26,730	437,600		456,000	39,289	2,822,127
President and Chief Operating Officer (Energy Holdings) [11]
Frank Cassidy	2006	542,963		0	650,435	26,730	437,600	[8]	429,000	49,716	2,136,444
President and Chief Operating Officer (Power)

[1]

The amount shown reflects the expense included on PSEG’s Financial Statements for 2006 related to restricted stock awards and performance units granted in current or prior years under the LTIP and still outstanding as determined under Financial Accounting Standard (FAS)123R. The fair value at the grant date of the number of shares of equity awards granted in 2006 is shown below in the Grants of Plan-Based Awards Table. Generally, restricted stock awards vest one-third annually. Recipients receive dividends at the regular dividend rate and are paid on each regular dividend date.

Under their terms, all shares of restricted stock vest upon retirement. For Mr. Dougherty, in accordance with FAS 123R, a portion of the market value of unvested shares of restricted stock was recognized in 2006 and reflected in the amount shown. The amount expensed by PSEG was accelerated to reflect earlier vesting following his announcement of an anticipated retirement date.

Performance units are denominated in shares of Common Stock and are subject to achievement of certain performance goals over a three-year period and are payable as determined by the Company in shares of stock or cash. For a discussion of the assumptions made in valuation see Note 17 of the Notes to the Consolidated Financial Statements included in PSEG’s 2006 Annual Report on Form 10-K.

The respective amounts attributable to restricted stock and performance units are as follows:

	Ferland	Izzo	O’Flynn	Dougherty	Cassidy
Restricted Stock	$4,813,839	$691,123	$562,973	$1,177,287	$562,973
Performance Units	$353,028	$87,462	$87,462	$87,462	$87,462

[2]	Expense of options granted in current or prior years under the LTIP and still outstanding as determined under FAS 123R. The fair value at the grant date of the number of shares of equity awards granted in 2006 is shown below in the Grants of Plan-Based Awards Table.

[3]	Amounts awarded were earned under the MICP and determined and paid in the following year.

[4]

Includes change in actuarial present value of accumulated benefit under defined benefit pension plans between 12/31/05 and 12/31/06 determined by calculating the benefit under the applicable plan benefit formula for each of the plans, based on credited service and earnings in effect at the respective measurement dates. These changes are:

Ferland	Izzo	O’Flynn	Dougherty	Cassidy
$708,000	$601,000	$571,000	$456,000	$429,000

 Includes interest earned under the Deferred Compensation Plan at Prime plus 1⁄2%, to the extent that it exceeds 120% of the applicable long-term rate. These amounts are:

Ferland	Izzo	O’Flynn	Dougherty	Cassidy
$113,233	$19,394	$4,436	$0	$0

[5]	Includes perquisites and personal benefits which include (a) automobile, gas, parking and maintenance, (b) financial planning services, (c) physical examinations and related transportation, (d) home computer and related services, (e) home security systems, (f) airline clubs, (g) travel on chartered aircraft, (h) spousal travel and (i) personal/family entertainment. For automobiles, the lease value of the vehicle was used; for parking, the amount charged back to the NEO’s business unit for the space was used; for the driver, actual compensation and benefit expense was used; for gasoline and maintenance, estimates were used based on the vehicle’s annual mileage. For personal use of chartered aircraft, the actual cost charged to the NEO’s business unit was used. For each NEO, the amount that exceeded the greater of $25,000 or 10% of his total perquisite and personal benefit amount is shown in the following chart:

	Ferland	Izzo	O’Flynn	Dougherty	Cassidy
Automobile, Gas & Parking [a]	$159,671	$27,858	$25,048	$30,872	$30,819

[a]	Mr. Ferland receives the services of a driver for business, commuting and occasional personal use.

In addition, the Company chartered aircraft to transport Mr. Ferland on some occasions when business needs precluded Mr. Ferland from taking commercial flights, which Mr. Ferland had scheduled for personal reasons. The cost to the Company of such charters was $87,797.

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[6]	Includes the following employer contributions to Thrift and Tax-Deferred Savings Plan:

Ferland	Izzo	O’Flynn	Dougherty	Cassidy
$6,600	$8,803	$8,803	$5,502	$8,802

[7]	Includes $780,000 deferred under the Deferred Compensation Plan.

[8]	Entire amount was deferred under the Deferred Compensation Plan.

[9]	Will retire on March 31, 2007.

[10]	Elected to position effective October 1, 2006 . Was President and COO of PSE&G through September 30, 2006. Was elected Chairman and CEO of PSEG effective April 1, 2007.

[11]	Retired February 17, 2007.

GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date[1]	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)[3]	Maximum (#)
E. James Ferland	N/A	560,000	1,120,000	1,680,000	0	0	0	0	0	0	0
Ralph Izzo	10/2/06	177,500	455,000	632,500	0	3,125	0	0	0	0	189,656
Thomas M. O’Flynn	N/A	166,500	333,000	499,500	0	0	0	0	0	0	0
Robert J. Dougherty	N/A	180,000	360,000	540,000	0	0	0	0	0	0	0
Frank Cassidy	N/A	163,500	327,000	490,500	0	0	0	0	0	0	0

[1]	Relates to equity awards.

[2]	Represents possible payouts under MICP for 2006 performance. The actual awards were made in January 2007 and are reported in the Summary Compensation Table.

[3]

Shares of restricted stock awarded under the LTIP. Granted to reflect election as Chief Operating Officer based on benchmark peer group and pro-rated for October election. One-third of the restricted stock award vests on the each of December 20, 2006, 2007 and 2008.

Material Factors Concerning Awards Shown in Summary Compensation Table, Grants of Plan-Based Awards Table and Employment Agreements

MICP

The Plan-based awards for annual incentive compensation included in the Summary Compensation Table were paid in 2007 with respect to 2006 performance under the terms of the MICP. The range of possible awards for each NEO in relation to his Target Award is set forth in the Grants Based Awards Table above. The results of individual performance goals are multiplied by the overall corporate performance factor and applied against the individual’s performance target (see Compensation Discussion and Analysis for an explanation of how the MICP works).

Mr. Ferland’s 2006 MICP award was $1,680,000. The Organization and Compensation Committee evaluates Mr. Ferland’s performance based on overall corporate performance plus the relative performance of his direct reports taken as a group.

Mr. Izzo’s 2006 MICP award was $437,600 and was limited by the maximum award allowed for participants in the MICP other than the CEO (see Compensation Discussion and Analysis for an explanation). Mr. Izzo had eight performance goals for 2006, with the preponderance related to business integration planning for the proposed merger with Exelon and contingency planning in the event of a merger termination. His other goals included responsibility for developing a corporate-wide financial plan for 2007-2011, providing programs to improve employee health and safety and increasing diversity in employee recruitment and retention.

Mr. O’Flynn’s 2006 MICP award was $437,600 and was limited by the maximum award allowed for participants in the MICP other than the CEO (see Compensation Discussion and Analysis for an explanation). Mr. O’Flynn had five performance goals for 2006, primarily related to maintaining the financial operations of PSEG on a stand-alone basis through the merger effective date and financial contingency planning in the event of a merger termination. His other goals included supporting merger integration efforts and improving the quality of Service Company operations as perceived by clients.

Mr. Dougherty’s 2006 MICP award was $437,600 and was limited by the maximum award allowed for participants in the MICP other than the CEO (see Compensation Discussion and Analysis for an explanation). Mr. Dougherty had three performance goals for 2006, each related to the performance of Energy Holdings, including meeting a continuing operations earnings target of $154 million, successful and timely completion announced divestitures and maintaining Energy Holdings’ continued economic viability to enable it to operate on a stand-alone basis.

Mr. Cassidy’s 2006 MICP award was $437,600 and was limited by the maximum award allowed for participants in the MICP other than the CEO (see Compensation Discussion and Analysis for an explanation). Mr. Cassidy had four performance goals for 2006 each related to the performance of Power, including meeting a net income target of $499 million, maintaining a reasonable OSHA reportable incident rate, maintaining Power’s continued economic viability and developing a 2007-2011 business plan to enable Power to operate on a stand-alone basis.

LTIP

As discussed in the Compensation Discussion and Analysis, no LTIP awards were made to NEOs in 2006, except for an award of 3,125 shares of restricted stock to Mr. Izzo upon his election as President and COO in October 2006. The award was determined based on the proportionate difference between the restricted stock award he received in December 2005 as President and COO of PSE&G (12,500 shares) and the award he would have received had he been President and COO of PSEG at that time.

While no Performance Unit Awards were made during 2006, the performance measurement period with respect to Performance Unit Awards granted by the Committee in 2004 was completed on December 31, 2006. Under the terms of the award grants, award recipients were eligible to receive 100% of their grant amount if, for the three-year performance period ending on December 31, 2006, (a) PSEG’s Total Shareholder Return (TSR) placed it within the third quintile of the companies within the DJUI and (b) PSEG’s ROE was within one percent (1%) of the ROE of the DJUI. For performance above or below these levels, the final award could be increased to as much as 200% of the grant amount (TSR in the first quintile and ROE more than 3% above the DJUI) or decreased to as little as zero.

See the Option Exercises and Stock Vested During 2006 Table, below, for a list of the NEOs’ target awards. As of the date of this Proxy Statement, the comparative data necessary to calculate comparative performance and final award amounts was not yet available.

Employment Agreements

The Company entered into an employment agreement dated as of June 16, 1998 and amended as of November 20, 2001 with Mr. Ferland (together, the Ferland Employment Agreement) covering his employment as Chief Executive Officer through March 31, 2007. The Ferland Employment Agreement provides that Mr. Ferland will be renominated for election as a director during his employment thereunder. The Ferland Employment Agreement also provides that Mr. Ferland’s base salary, target annual incentive bonus and long-term incentive bonus will be determined based on compensation practices for CEOs of similar companies and that his annual salary will not be reduced during its term. The Ferland Employment Agreement also provided for an award to him of 150,000 shares of restricted Common Stock as of June 16, 1998 and 60,000 shares of restricted Common Stock as of November 20, 2001, with 60,000 shares vesting in 2002; 20,000 shares vesting in 2003; 30,000 shares vesting in 2004; 40,000 shares vesting in 2005; 30,000 shares vesting in 2006; and 30,000 shares vesting in 2007. The Ferland Employment Agreement provides for the granting of 22 years of pension credit for Mr. Ferland’s prior experience, which was awarded at the time of his initial employment.

When Mr. Ferland retires at the end of his term of employment on March 31, 2007, he will be fully vested in any outstanding shares of restricted stock and any other equity awards he received as a long-term incentive award, and he will be paid any previously deferred compensation. He will not receive any special severance payments on retirement.

The Company entered into an employment agreement with Mr. Izzo dated October 18, 2003, covering his employment as President and COO of PSE&G and in other executive positions to which he may be elected through October 18, 2008. The agreement provides that his base salary, target annual incentive bonus and long-term incentive bonus will be determined based on compensation practices of similar companies and that annual salary will not be reduced during its term, and awarded him options with respect to 250,000 shares of Common Stock, 50,000 of which vest on each October 18 from 2004 through 2008, and expire on October 18, 2013, provided he has remained continuously employed through each such vesting date.

The Company entered into an employment agreement dated as of April 18, 2001 and amended as of December 21, 2001, with Mr. O’Flynn (the O’Flynn Employment Agreement) covering his employment as Executive Vice President and Chief Financial Officer. The term of the O’Flynn Employment Agreement continues until July 1, 2007, with an additional year added to the term annually unless a notice of non-renewal is given by Mr. O’Flynn or us at least 90 days in advance of such date. In the event of a change in control (as defined in such agreement) the term of Mr. O’Flynn’s employment is automatically continued until the second anniversary of the change in control. The O’Flynn Employment Agreement provides that Mr. O’Flynn’s base salary, target annual incentive bonus and long-term incentive bonus will be determined based on compensation practices of similar companies and that his annual salary will not be reduced during its term. The O’Flynn Employment Agreement also provided for an award to him of 100,000 shares of restricted Common Stock, all of which have fully vested. The O’Flynn Employment Agreement awarded Mr. O’Flynn options with respect to the purchase of 250,000 shares of Common Stock, all of which are fully vested and expire on July 1, 2011. The O’Flynn Employment Agreement also awarded 50,000 options, all of which have fully vested. The O’Flynn Employment Agreement provides for the granting, upon the completion of five years of service, of 15 years of credit under the Mid-Career Plan for Mr. O’Flynn’s prior experience.

For additional information regarding severance benefit provisions in the Employment Agreements of Messrs. Ferland, Izzo and O’Flynn, see Potential Payments Upon Termination of Employment or Change in Control on page 35.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (12/31/06) TABLE

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)[1]	Number of Securities Underlying Unexercised Options Unexercisable (#)[1]		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)[7]	Market Value of Shares or Units of Stock that have Not Vested ($)[8]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($)
E. James Ferland	300,000			0	$46.0625[2]	12/19/2010	76,668	5,089,222	0	0
	231,000				$40.7800[3]	12/18/2011
	90,000	45,000	[9]		$42.7500[4]	05/03/2014
Ralph Izzo	100,000	100,000	[10]	0	$40.7700[6]	10/18/2013	21,085	1,399,622	0	0
		11,000	[9]		$42.7500[4]	05/03/2014
Thomas M. O’Flynn	177,000			0	$45.8500[5]	07/01/2011	16,667	1,106,355	0	0
		11,000	[9]		$42.7500[4]	05/03/2014
Robert J. Dougherty		11,000	[9]	0	$42.7500[4]	05/03/2014	16,667	1,106,355	0	0
Frank Cassidy	32,000			0	$46.0625[2]	12/19/2010	16,667	1,106,355	0	0
		11,000	[9]		$42.7500[4]	05/03/2014

[1]	Grants of non-qualified options to purchase Common Stock. The date of grant is ten years prior to the option expiration date shown.

[2]	Closing price on NYSE on grant date of 12/19/00.

[3]	Closing price on NYSE on grant date of 12/18/01.

[4]	Closing price on NYSE on grant date of 5/3/04.

[5]	Closing price on NYSE on grant date of 07/1/01.

[6]	Closing price on NYSE on grant date of 10/18/03.

[7]

Shares of Restricted Stock awarded under the LTIP, which vest as shown below. Dividends accrue at the regular dividend rate and are paid on each regular dividend payment date as declared by the Board of Directors.

Vesting Date	Grant Date	Ferland	Izzo	O’Flynn	Dougherty	Cassidy
1/18/07	1/18/05	21,667	5,333	4,500	4,500	4,500
1/18/08	1/18/05	21,667	5,334	4,500	4,500	4,500
12/20/07	12/20/05	16,667	4,167	3,833	3,833	3,833
12/20/08	12/20/05	16,667	4,167	3,834	3,834	3,834
12/20/07	10/02/06	—	1,042	—	—	—
12/20/08	10/02/06	—	1,042	—	—	—

[8]	Value represents number of shares multiplied by the closing price on the NYSE on December 29, 2006 of $66.38. For Mr. Dougherty, a portion of the amount shown was recognized in 2006 in accordance with FAS 123R due to his announced anticipated retirement, as discussed in footnote 1 to the Summary Compensation Table.

[9]	These options vested on January 1, 2007.

[10]	50,000 options vest on October 18, 2007 and 50,000 options vest on October 18, 2008.

OPTION EXERCISES AND STOCK VESTED DURING 2006 TABLE

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)[1]	Value Realized on Vesting ($)[2]
E. James Ferland	600,000	$17,841,606	70,489	4,769,067
Ralph Izzo	33,667	$1,004,759	18,507	1,251,834
Thomas M. O’Flynn	218,333	$4,853,654	40,300	2,767,740
Robert J. Dougherty	207,000	$4,980,523	16,300	1,101,180
Frank Cassidy	300,000	$6,874,957	16,300	1,101,180

[1]	Represents: (i) the aggregate number of shares acquired from the vesting of restricted stock awards under the LTIP and (ii) the aggregate number of performance units granted under the LTIP which vested on 12/31/06 at the completion of the three-year performance cycle applicable to such awards as follows:

	Ferland	Izzo	O’Flynn	Dougherty	Cassidy
Restricted stock	45,732	12,374	34,167	10,167	10,167
Performance units[a]	24,757	6,133	6,133	6,133	6,133

[2]	The value attributable to the vested restricted stock is based on the closing price of the Common Stock on the respective date(s) that the shares vested and the value attributable to the vested performance units is based upon the closing price of the Common Stock on December 29, 2006. These amounts are:

	Ferland	Izzo	O’Flynn	Dougherty	Cassidy
Restricted stock	$3,125,721	$844,699	$2,360,605	$694,045	$694,045
Performance units[a]	$1,643,346	$407,135	$407,135	$407,135	$407,135

[a]	Amounts shown represent the number and value of target awards, since the final comparative performance data necessary to calculate the final award amounts is not expected to be available until late March 2007.

PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)[3]		Payments During Last Fiscal Year ($)
E. James Ferland	Qualified Pension Plan[1]	20.59	1,358,000		0
	Retirement Income Reinstatement Plan	20.59	3,732,000
	Mid-Career Hire Supplemental Retirement Income Plan[2]	27.0	6,681,000
	Limited Supplemental Benefits Plan	47.59	371,000

	Total		12,142,000

Ralph Izzo	Qualified Pension Plan[1]	14.70	275,000		0
	Retirement Income Reinstatement Plan	14.70	575,000
	Mid-Career Hire Supplemental Retirement Income Plan[2]	2.88	418,000
	Limited Supplemental Benefits Plan	17.58	855,000

	Total		2,123,000

Thomas M. O’Flynn	Qualified Pension Plan[1]	5.50	45,000		0
	Retirement Income Reinstatement Plan	5.50	73,000
	Mid-Career Hire Supplemental Retirement Income Plan[2]	16.48	10,000
	Limited Supplemental Benefits Plan	21.98	2,833,000	[4]

	Total		2,961,000

Robert J. Dougherty	Qualified Pension Plan[1]	33.57	1,771,000		0
	Retirement Income Reinstatement Plan	33.57	3,574,000
	Mid-Career Hire Supplemental Retirement Income Plan[2]	4.38	699,000
	Limited Supplemental Benefits Plan	37.95	912,000

	Total		6,956,000

Frank Cassidy	Qualified Pension Plan[1]	37.84	1,402,000		0
	Retirement Income Reinstatement Plan	37.84	3,555,000
	Mid-Career Hire Supplemental Retirement Income Plan[2]	5.0	658,000
	Limited Supplemental Benefits Plan	42.84	509,000

	Total		6,124,000

[1]	All NEOs participate in either a traditional defined benefit pension plan (pension plan) or a cash balance pension plan (cash balance plan) (depending on date of hire), each of which is a qualified plan under the IRC. Such plans are available to all other employees under the same terms and conditions. Messrs. Ferland, Izzo, Dougherty and Cassidy participate in the pension plan. Mr. O’Flynn participates in the cash balance plan.

[2]

Certain employees receive additional years of credited service for the purpose of retirement benefit calculations in recognition of prior work experience before joining employment, including 22 years for Mr. Ferland and 15 years for Mr. O’Flynn.

[3]

Amounts shown represent actuarial present value of accumulated benefit computed as of the same pension plan measurement date used for PSEG’s financial statements for the year ended December 31, 2006, with two exceptions: (i) NEOs were assumed to retire at the earliest point at which the benefits were payable on an unreduced basis in the plan providing the largest target benefit and (ii) no pre- retirement termination, disability or death was assumed to occur. For a discussion of the valuation method and material assumptions applied in quantifying the present value, see Note 16 to Notes to Financial Statements in PSEG’s 2006 Annual Report on Form 10-K.

[4]

The actuarial present value of accumulated benefits based on actual years of service is $1,850,000 and the actuarial present value of accumulated benefits based on additional years of service is $983,000.

Qualified Pension Plans

All PSEG employees are eligible to participate in either a traditional defined benefit pension plan (pension plan) or a cash balance pension plan (cash balance plan). The pension plan covers employees hired prior to January 1, 1996 and provides participants with a life annuity benefit at normal retirement (age 65) pursuant to a formula based upon (a) the participant’s number of years of service and (b) the average of the participant’s five highest years of compensation after 12/31/94 up to the limit imposed by the IRC.

The benefit formula is A  +  B  +  C:

A=	1.3% of the lesser of 5-year final average earnings not in excess of $24,600 times years of credited service not exceeding 35 years,
B=	1.5% of the amount by which 5-year final average earnings exceeds $24,600 times years of credited service not exceeding 35 years,
C=	1.5% of 5-year final average earnings times years of credited service in excess of 35 years.

An additional benefit equal to $4.00 per month for each year of credited service is payable until the retiree reaches age 65.

Participants become fully vested in their pension plan benefit upon completion of five years of service. Benefits are payable on an unreduced basis (i) at age 65, (ii) at age 60, if the participant’s age, plus years of service, equals or exceeds 80 or (iii) at age 55, if the participant has 25 or more years of service. Participants whose age, plus years of service, equals or exceeds 80, but who are not yet age 55, may commence their pension plan benefits on a reduced basis. Mr. Dougherty retired effective February 17, 2007. Messrs. Ferland and Cassidy are currently eligible for early retirement under the pension plan. Mr. Ferland will retire on March 31, 2007.

The cash balance plan covers employees hired or rehired on or after January 1, 1996 and provides each participant with a life annuity benefit at normal retirement (age 65) equal to the actuarial equivalent of a notational amount maintained for him/her. Participants are eligible for retirement under the cash balance plan upon the attainment of age 55 with five or more years of service. Participants’ accounts are credited each year with a percentage of compensation, which is determined based on the participant’s age plus years of service measured at year-end.

Sum of Age and Service	Percentage of Compensation Credited
<30	2.00%
30–39	2.50%
40–49	3.25%
50–59	4.25%
60–69	5.50%
70–79	7.00%
80–89	9.00%
90+	12.00%

Each participant’s notional amount grows each year with interest credits based on a 6.0% annual rate of interest. Participants become fully vested in their cash balance plan benefit upon completion of five years of service.

Reinstatement Plan

All employees are eligible to participate in a non-qualified supplemental retirement plan, the Retirement Income Reinstatement Plan for Non-Represented Employees (Reinstatement Plan), designed to replace earned pension benefits as determined by the qualified pension formula, but which are not eligible for payment from the qualified pension plans as a result of IRC mandated limits for qualified plans. The benefits payable under this plan mirror those of the qualified plans described above except that the compensation considered in computing the benefit (i) will not be limited by qualified plan limits, (ii) will include any amounts that the participant may have deferred under deferred compensation plans, (iii) will include amounts earned under MICP (which are not considered under the qualified pension plans), (iv) will be limited to 150% of average base salary for the applicable five years and (v) will be offset by any benefits received by the participant under the qualified plan.

Mid-Career Plan

Certain employees receive additional years of service for the purpose of retirement benefit calculations in recognition of prior work experience. Such benefits are paid from a non-qualified plan, the Mid-Career Hire Supplemental Retirement Income Plan (Mid-Career Plan). Under the Mid-Career Plan, certain participants, including the NEOs, receive an additional five years of credited service for the purpose of pension benefit calculations if they retire between ages 60 and 65. The credited years of service reduce by one year for each six-month period such participant works beyond age 65. This feature of the plan is designed to encourage retirement on or before age 65. Benefits payable under the Mid-Career Plan mirror those payable under the Reinstatement Plan, except that the additional years of service are considered in calculating the amount of benefit. Any benefit payable under this plan is offset by benefits payable under the qualified plan and the Reinstatement Plan.

Limited Plan

Certain employees, including the NEOs, participate in a limited non-qualified supplemental retirement plan, the Limited Supplemental Benefits Plan for Certain Employees (Limited Plan). This plan seeks to provide a total target replacement income percentage equal to credited service for qualified pension calculation purposes, Mid-Career Plan calculation purposes plus 30 to a maximum of 75%. Compensation covered for the Limited Plan is the same as for the Mid-Career Plan. The target replacement amount under the Limited Plan is reduced by any pension benefits accrued and vested from a previous employer at the time of hire, by the participant’s Social Security benefit at normal retirement age and by the pension benefits provided by each other PSEG retirement benefit plan (qualified plans and non-qualified plans). The Limited Plan also provides a death benefit equal to 150% of base compensation if death occurs while the participant is actively employed. Participants become entitled to a Limited Plan benefit only upon (a) retirement under the terms of the qualified plan in which they participate (pension plan or cash balance plan) or (b) death, at which point the benefit is payable as an annuity on an unreduced basis.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year (2006) ($)	Registrant Contributions in Last Fiscal Year (2006) ($)	Aggregate Earnings in Last Fiscal Year (2006) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End (12/31/06) ($)
E. James Ferland[1]	780,000	0	384,332	0	5,162,619
Ralph Izzo[2]	183,150	0	65,852	0	826,383
Thomas M. O’Flynn[3]	118,740	0	37,452	0	387,244
Robert J. Dougherty	0	0	0	0	0
Frank Cassidy[4]	0	0	13,715	0	152,111

[1]	The amount shown under Executive Contributions in Last Fiscal Year (2006) is reflected in the Summary Compensation Table as Salary for 2006. $113,233 of the amount shown under Aggregate Earnings in Last Fiscal Year (2006) is reported in the Summary Compensation Table under Change in Pension Value and Non-Qualified Deferred Compensation as earnings in excess of 120% of the applicable long-term rate as discussed in footnote 4 of that Table. $3,281,937 of the amount shown under Aggregate Balance at Last Fiscal Year End (12/31/06) was reported in the Summary Compensation Tables for the last fiscal year or previous years.

[2]

The amount shown under Executive Contributions in Last Fiscal Year (2006) was previously reported in PSEG’s 2005 proxy statement. $19,394 of the amount shown under Aggregate Earnings in Last Fiscal Year (2006) is reported in the Summary Compensation Table under Change in Pension Value and Non-Qualified Deferred Compensation as earnings in excess of 120% of the applicable long-term rate as discussed in footnote 4 of that Table. $721,485 of the amount shown under Aggregate Balance at Last Fiscal Year End (12/31/06) was reported in Summary Compensation Tables for the Last Fiscal Year or previous years.

[3]

The amount shown under Executive Contributions in Last Fiscal Year (2006) was previously reported in PSEG’s 2005 proxy statement. $4,436 of the amount shown under Aggregate Earnings in Last Fiscal Year (2006) is reported in the Summary Compensation Table under Change in Pension Value and Non-Qualified Deferred Compensation as earnings in excess of 120% of the applicable long-term rate as discussed in footnote 4 of that Table. $326,370 of the amount shown under Aggregate Balance at Last Fiscal Year End (12/31/06) was reported in Summary Compensation Tables for the last fiscal year or previous years.

[4]

$8,600 of the amount shown under Aggregate Earnings in Last Fiscal Year (2006) is reported in the Summary Compensation Table under Change in Pension Value and Non-Qualified Deferred Compensation as earnings in excess of 120% of the applicable long-term rate as discussed in footnote 4 of that Table. $131,647 of the amount shown under Aggregate Balance at Last Fiscal Year end (12/ 31/06) was reported in Summary Compensation Tables for the last fiscal year or previous years.

Deferred Compensation Plan

Under the Company’s Deferred Compensation Plan for Certain Employees (Deferred Compensation Plan), participants, including the NEOs, may elect to defer any portion of their compensation by making appropriate elections in the calendar year prior to the year in which the services giving rise to the compensation being deferred is rendered. For performance-based compensation, elections may be made up to the date that is six months before the end of the related performance period, as long as a) the performance period is at least 12 months in length, b) the participant performed services continuously from the date the performance criteria were established through the date the deferral election is made and c) at the time the deferral election is made, the performance-based compensation is not both i) substantially certain to be paid and ii) readily ascertainable. A participant may change an election to defer compensation not later than the date that is the last date that an election to defer may be made.

At the same time he/she elects to defer compensation, the participant must make an election as to the timing and the form of distribution from his/her Deferred Compensation Plan account. Distributions may commence (a) on the thirtieth day after the date he/she terminates employment or, in the alternative, (b) on January 15th of any calendar year following termination of employment elected by him/her, but in any event no later than the later of (i) the January of the year following the year of his/her 70th birthday or (ii) the January following termination of employment. Notwithstanding the forgoing, however, for NEOs, distribution of his/her account may not occur earlier than six months following the date of his/her termination of service. Participants may elect to receive the distribution of their Deferred Compensation account in the form of (x) one lump-sum payment, (y) annual distributions over a five-year period or (z) annual distributions over a 10-year period.

Participants may make changes of distribution elections on a prospective basis. Participants may also make changes of distribution elections with respect to prior deferred compensation as long as (a) any such new distribution election is made at least one year prior to the date that the commencement of the distribution would otherwise have occurred and (b) the revised commencement date is at least five years later than the date that the commencement of the distribution would otherwise have occurred.

Amounts deferred under the Deferred Compensation Plan are credited with earnings based on (a) the performance of one or more of the life style investment funds or the S&P 500 Fund available to employees under the Company’s 401K Plans or (b) at the rate of Prime plus 1⁄2%, in such percentages as selected by the participant. A participant who fails to provide a designation of investment funds will accrue earnings on his/her account at the rate of Prime plus 1⁄2%.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT
OR CHANGE-IN-CONTROL

The employment agreements of Messrs. Ferland, Izzo and O’Flynn discussed above each provide for certain severance benefits. Each of these agreements provides that if the individual is terminated without “cause” (a willful failure to perform his duties) or resigns for “good reason” (a reduction in pay, position or authority) during the term of such agreement, the respective entire restricted stock award and/or entire option award becomes vested, the individual will be paid a benefit of two times base salary and target bonus, and his welfare benefits will be continued for two years unless he is sooner employed. In the event such a termination occurs after a “change in control” (as defined below), the payment to the individual becomes three times the sum of salary and target bonus, continuation of welfare benefits for three years unless sooner reemployed, payment of the net present value of providing three years additional service under our retirement plans and a gross-up for excise taxes due under the IRC on any termination payments. Each of the agreements provides that the individual is prohibited for one year (two years for Mr. Ferland) from competing with and for two years from recruiting employees from us or its subsidiaries or affiliates, after termination of employment. Violations of these provisions require a forfeiture of the respective restricted stock and option grants and certain benefits.

PSEG’s Key Executive Severance Plan provides severance benefits to Mr. Cassidy and, prior to his retirement, Mr. Dougherty and to certain of our key executive-level employees whose employment is terminated without cause after a Change in Control.

Under the Key Executive Severance Plan, if Mr. Cassidy is terminated without cause or resigns his employment for good reason within two years after a change in control, he will receive (1) a pro rata bonus based on his target annual incentive compensation, (2) three times the sum of his salary and target incentive bonus, (3) accelerated vesting of equity-based awards, (4) a lump sum payment equal to the actuarial equivalent of his benefits under all of our retirement plans in which he participates calculated as though he remained employed for three years beyond the date his employment terminates less the actuarial equivalent of such benefits on the date his employment terminates, (5) three years continued welfare benefits (the first 18 months of which will be provided through PSEG-paid COBRA continuation coverage), (6) one year of PSEG-paid outplacement services and (7) vesting of any compensation previously deferred. These provisions had also applied to Mr. Dougherty until his retirement.

Mr. Cassidy also participates in PSEG’s Separation Allowance Benefit Plan for Non-Represented Employees (Separation Allowance Plan) which provides certain severance benefits to non-represented employees who suffer a termination of employment as a result of a reduction in force or reorganization. Under the Separation Allowance Plan, key managers, including Mr. Cassidy, are entitled to two weeks of base salary for each year of service, with a minimum of 26 weeks and a maximum of 52 weeks of base salary, as well as a prorated payment of their target incentive award and certain outplacement services, educational assistance, health care and life insurance coverage. These provisions had also applied to Mr. Dougherty until his retirement.

If a termination without cause, with good reason or for a reduction in force or reorganization had occurred on December 31, 2006, each of the NEOs would have received the following benefits:

Ferland:	$13,800,729
Izzo:	$7,880,567
O’Flynn	$4,051,788
Dougherty	$2,841,073
Cassidy	$2,753,073

If a termination without cause or with good reason had occurred on December 31, 2006 following a change in control, each of the NEOs would have received the following benefits:

Ferland	$16,069,885
Izzo	$12,872,701
O’Flynn	$5,253,146
Dougherty	$5,213,062
Cassidy	$4,901,737

Mr. Dougherty received no severance benefit under these plans upon his retirement.

Change in Control under the Employment Agreements of Messrs. Ferland, Izzo and O’Flynn and under the Key Executive Severance Plan generally means the occurrence of any of the following events:

(a) any person is or becomes the beneficial owner of our securities representing 25% or more of the combined voting power of our then outstanding securities; or

(b) a majority of the Board of Directors is replaced without approval of the current Board; or

(c) there is consummated a merger or consolidation of us, other than a merger or consolidation which would result in our voting securities outstanding immediately prior to such merger continuing to represent at least 75% of the combined voting power of the securities of us or such surviving entity immediately after such merger or consolidation; or

(d) our shareholders approve a plan of complete liquidation or dissolution of us or there is consummated an agreement for the sale or disposition by us of all or substantially all of our assets.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid In Cash ($)[1]	Stock Awards ($)[2]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] ($)	All Other Compensation ($)	Total ($)
Caroline Dorsa	73,500	92,200	0	0	0	0	165,700
Ernest H. Drew	73,500	92,200	0	0	0	0	165,700
Albert R. Gamper, Jr.,	78,500	92,200	0	0	0	0	170,700
Conrad K. Harper	69,000	92,200	0	0	0	0	161,200
William V. Hickey	73,500	92,200	0	0	0	0	165,700
Shirley Ann Jackson	72,500	92,200	0	0	3,582	0	168,282
Thomas A. Renyi	76,500	92,200	0	0	0	0	168,700
Richard J. Swift	77,250	92,200	0	0	0	0	169,450

[1]	Includes all meeting fees, chair/committee retainer fees and cash portion ($25,000) of the annual retainer. During 2006, each director who was not an officer of us or our subsidiaries and affiliates was paid an annual retainer of $50,000 and a fee of $1,500 for attendance at any Board or committee meeting, inspection trip, conference or other similar activity relating to us or PSE&G. Pursuant to the Compensation Plan for Outside Directors, a certain percentage, as determined by the Board (fifty percent during 2006), of the annual retainer is paid in shares of Common Stock. No additional retainer is paid for service as a director of PSE&G. Each Committee Chair received an additional annual retainer of $5,000, except for the Chair of the Audit Committee, who received $10,000. In addition, each member of the Audit Committee received an additional annual retainer of $5,000.

[2]

Includes a payment of the number of shares of Common Stock equal to $25,000, the fair value computed in accordance with FAS 123R, the stock portion of the annual retainer. Also includes the grant date fair value computed in accordance with FAS 123R of 1,000 shares granted under the Stock Plan for Outside Directors, pursuant to which directors who are not employees of us or our subsidiaries receive shares of restricted stock for each year of service as a director. For 2006, this amount was 1,000 shares.

The restrictions on the shares of Common Stock granted under the Stock Plan for Outside Directors provide that the shares are subject to forfeiture if the director leaves service at any time prior to the Annual Meeting of Stockholders following his or her 72nd birthday. This restriction would be deemed to have been satisfied if the director’s service were terminated after a change in control as defined in the Plan or if the director were to die in office. The Plan’s administrative committee (comprised of the directors who do not participate in the plan) has the ability to waive these restrictions for good cause shown. Restricted stock may not be sold or otherwise transferred prior to the lapse of the restrictions. Dividends on shares of Common Stock held subject to restrictions are paid directly to the director and the director has the right to vote the shares of Common Stock.

In November 2006, the Committee recommended changes to the Directors Restricted Stock Plan, to provide that grants would be made on May 1 of each year, rather than on the first business day following the Annual Meeting, and to reflect the change from age 70 to age 72 in the mandatory retirement age for Directors previously made by the Board. The Board subsequently approved these changes. Subsequently, the Board, based on the recommendation of the Organization and Compensation Committee, determined to replace the Directors’ Stock Plan with a new equity compensation plan for outside directors. See Proposal 3.

[3]

Includes interest earned under the Directors’ Deferred Compensation Plan at Prime plus 1⁄2% to the extent that it exceeds 120% of the applicable Federal long-term rate. The directors do not participate in a PSEG-sponsored pension plan.

Directors’ Deferred Compensation Plan

Under the Company’s Deferred Compensation Plan for Directors (Directors’ Deferred Compensation Plan), directors who are not employees may elect to defer any portion of their retainer and meeting attendance fees by making appropriate elections in the calendar year prior to the year in which the services giving rise to the compensation being deferred is rendered. A participant may change an election to defer compensation not later than the date that is the last date that an election to defer may be made.

At the same time he/she elects to defer compensation, the participant must make an election as to the timing and the form of distribution from his/her Directors’ Deferred Compensation Plan account. Distributions may commence (i) on the thirtieth day after the date he/she terminates service as a director or, in the alternative, (ii) on January 15th of any calendar year following termination of service elected by the him/her, but in any event no later than the later of (A) the January of the year following the year of the his/her 71st birthday or (B) the January following termination of service. Participants may elect to receive the distribution of their Directors’ Deferred Compensation account in the form of (i) one lump-sum payment, (ii) annual distributions over a period selected by the participant, up to 10 years.

Participants may make changes of distribution elections on a prospective basis. Participants may also make changes of distribution elections with respect to prior deferred compensation as long (A) any such new distribution election is made at least one year prior to the date that the commencement of the distribution would otherwise have occurred and (B) the revised commencement date is at least five years later than the date that the commencement of the distribution would otherwise have occurred.

Amounts deferred under the Directors’ Deferred Compensation Plan are credited with earnings based on (i) the performance of one or more of the lifestyle investment funds or the S&P 500 fund available to employees under the Company’s 401K Plans, (ii) at the rate of Prime plus 1⁄2% or (iii) by reference to the performance of the Company’s Common Stock, in such percentages designated by the participant. A participant who fails to provide a designation will accrue earnings on his/her account at the rate of Prime plus 1⁄2%.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2006, each of the following individuals served as a member of the Organization and Compensation Committee: Shirley Ann Jackson, Chair, Ernest H. Drew, Conrad K. Harper, William V. Hickey and Thomas A. Renyi. During 2006, no member of the Organization and Compensation Committee was an officer or employee or a former officer or employee of any PSEG company. No PSEG officer served as a director of or on the compensation committee of any of the companies for which any of these individuals served as an officer.

TRANSACTIONS WITH RELATED PERSONS

Except as stated below, there were no transactions during 2006, and there are no transactions currently proposed, in which PSEG was or is to be a participant and the amount involved exceeded $120,000 and in which any related person (director, nominee, executive officer, or their immediate family members) had or will have a direct or indirect material interest.

Thomas A. Renyi, a director of PSEG, is Chairman of the Board and CEO of The Bank of New York (BONY), a participant in three credit facilities of PSEG and its subsidiaries. Each of these facilities, and BONY’s participation, was made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to BONY, and did not involve more than the normal risk of collectibility or present other unfavorable features.

PSEG’s policies and procedures with regard to transactions with related parties, including the review, approval or ratification of any such transactions, the standards applied and the responsibilities for application are set forth in the Corporate Governance Principles and the Standards of Integrity, discussed above.

AUDIT COMMITTEE REPORT

The Audit Committee of the PSEG Board of Directors is composed solely of independent directors. It operates under a written charter adopted by the PSEG Board of Directors which is posted on PSEG’s website, www.pseg.com/investor/governance. The Audit Committee Charter is annually reviewed and assessed for adequacy by the PSEG Audit Committee.

Management is responsible for PSEG’s financial statements and internal controls. The Independent Registered Public Accountant of PSEG, Deloitte & Touche LLP, reports directly to the PSEG Audit Committee and is responsible for performing an independent audit of PSEG’s annual consolidated financial statements in accordance with the standards of Public Company Accounting Oversight Board (U.S.) and on management’s assessment of internal controls and for issuing reports thereon. The Committee’s overall responsibility is to assist the PSEG Board of Directors in overseeing the quality and integrity of the accounting, auditing and financial reporting practices.

In performance of its responsibilities, the Committee has reviewed PSEG’s Consolidated Financial Statements for the year ended December 31, 2006 and discussed these financial statements with management, the internal auditors and the independent auditor. The Committee periodically meets privately with the internal auditors and with the independent auditor, and also meets in executive session with only Committee members present.

Management has represented to the Committee that PSEG’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Committee has reviewed and discussed the consolidated audited financial statements with management, the internal auditors and the independent auditor. The Committee discussed with the independent auditor the Public Company Accounting Oversight Board’s (PCAOB) required communications and other requirements, including the following:

•	methods used to account for significant transactions;

•	the effect of significant accounting policies in emerging areas;

•	the process used by management in formulating accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of these estimates;

•	any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements; and

•	critical accounting policies.

The independent auditor also provided to the Committee the written disclosures required by the PCAOB’s standards and current SEC requirements for auditor independence. The Committee discussed with the independent auditor the firm’s independence with respect to PSEG and its management and discussed the internal controls and an assessment of the audits of Deloitte & Touche LLP by the Public Company Accounting Oversight Board. The Committee has also reviewed the requirements of the Sarbanes-Oxley Act of 2002 with respect to auditor independence and has defined the amount and scope of services that may be performed by Deloitte & Touche LLP consistent with maintaining that firm’s independence. The PSEG Audit Committee requires that all services of Deloitte & Touche LLP be pre- approved by the Audit Committee or the Audit Committee Chair. The Committee has considered whether the independent auditor’s provision of non-audit services to PSEG and the audit and non-audit fees paid to the independent auditor, are compatible with maintaining the independent auditor’s independence. On the basis of its review, the Committee determined that the independent auditor has the requisite independence.

Based on the Committee’s discussions with management, the internal auditors and the independent auditor, the Committee’s review of the audited financial statements, the representations of management regarding the audited financial statements and the report of the independent auditor to the Committee, the Committee recommended to the Board of Directors that the audited financial statements be included in PSEG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

Members of the Audit Committee:

Albert R. Gamper, Jr., Chair
Shirley Ann Jackson
Caroline Dorsa
Thomas A. Renyi
William V. Hickey

February 22, 2007

FEES BILLED BY DELOITTE & TOUCHE LLP FOR 2006 AND 2005

The appointment, termination, compensation and oversight of the work of the Independent Registered Public Accountants, Deloitte & Touche LLP, is the direct responsibility of the Audit Committee of our Board of Directors, which reviews their independence, the services provided and their fees, as well as peer review reports of their performance. All fees paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, Deloitte & Touche) for all services, audit and non-audit, provided to us and our subsidiaries are pre-approved by the Audit Committee or its Chair.

Audit Fees

The aggregate fees billed to us and our subsidiaries by Deloitte & Touche for audit services rendered for the years ended December 31, 2006 and 2005 totaled $7,517,543 and $8,501,094, respectively. The fees were incurred for audits of our annual consolidated financial statements and our subsidiaries, including our Annual Report on Form 10-K, reviews of financial statements included in our quarterly reports on Form 10-Q and for services rendered in connection with certain financing transactions and fees for accounting consultations related to the application of new accounting standards and rules.

Audit Related Fees

The aggregate fees billed to us and our subsidiaries by Deloitte & Touche for audit related services rendered for the years ended December 31, 2006 and 2005 totaled $437,300 and $781,415, respectively, primarily related to performing certain attest services.

Tax Fees

The aggregate fees billed to us and our subsidiaries by Deloitte & Touche for tax compliance, tax planning and tax advice for the years ended December 31, 2006 and 2005 totaled $329,881 and $61,388, respectively.

All Other Fees

The aggregate fees billed to us and our subsidiaries by Deloitte & Touche for services other than the services described above for the years ended December 31, 2006 and 2005 totaled $81,273 and $150,860, respectively, primarily for merger-related consultations and training sessions.

Proposal 2

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM FIVE HUNDRED MILLION TO ONE BILLION

You are being asked to consider and approve an amendment to our Certificate of Incorporation, as amended, (Certificate of Incorporation) to increase the authorized number of shares of Common Stock, without par value (Common Stock) from five hundred million to one billion. Under Article 3, Section 1 of the Certificate of Incorporation the Corporation is authorized to issue, by action of the Board of Directors, up to 500,000,000 shares of Common Stock. As of February 19, 2007, there were 252,823,547 shares of Common Stock issued and outstanding and another 15,289,149 shares of Common Stock reserved for issuance pursuant to PSEG’s dividend reinvestment and stock purchase plan and its employee benefit and compensation programs.

On February 22, 2007, the Board of Directors adopted, subject to stockholder approval, an amendment to Article 3, Section 1 of the Certificate of Incorporation increasing the number of authorized shares of the Common Stock to one billion. The Board of Directors recommends a vote FOR this proposal. The proposed amendment to the Certificate of Incorporation will not affect the authorized number of shares of our Preferred Stock.

The increase would be effected by amending Article 3, Section 1 to read as follows in its entirety:

Capital Stock. The corporation shall have the authority to issue 1,000,000,000 shares of Common Stock, without par value, and 50,000,000 shares of Preferred Stock, without par value.

A copy of the proposed amendment to the Certificate of Incorporation is attached to this Proxy Statement as Appendix A.

The Board of Directors has concluded that it is desirable and in the best interests of PSEG and its stockholders to increase the number of shares of authorized Common Stock to provide flexibility to issue or reserve additional Common Stock without the delay or expense of a special meeting of stockholders. Shares of Common Stock may be used for general purposes, including stock splits, stock dividends, raising equity capital, acquisitions, possible financing activities, the dividend reinvestment and stock purchase plan and other employee, executive and director compensation and benefit plans. With the number of authorized shares now remaining unissued, if PSEG were to authorize the use of shares for any of these purposes, including a stock split, PSEG’s flexibility to utilize shares for these other purposes may be severely limited.

The issuance of any additional shares of Common Stock may have the effect of diluting the percentage of stock ownership, book value and voting rights of present stockholders. The amendment may also have the effect of discouraging attempts to take over control of PSEG, as additional shares of Common Stock could be issued to dilute the stock ownership and voting power of, or increase the cost to, a party seeking to obtain control. This amendment is not being proposed in response to any known effort or threat to acquire control of PSEG and is not part of a plan by management to adopt a series of amendments to the Certificate of Incorporation, having an anti-takeover effect.

In accordance with New Jersey Law, the affirmative vote of the holders of a majority of the votes cast on the proposal will be required to approve the amendment. If the amendment is approved, it will be effective upon filing with the Secretary of State of New Jersey, which is expected to be made soon after approval.

Proposal 3

APPROVAL OF THE ADOPTION OF THE PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED 2007 EQUITY COMPENSATION PLAN FOR OUTSIDE DIRECTORS

You are being asked to consider and approve the adoption of the Public Service Enterprise Group Incorporated 2007 Equity Compensation Plan for Outside Directors (2007 Plan). During 2006, the Organization and Compensation Committee of Board of Directors (Committee) conducted a review of the amount and the elements of compensation paid to non-employee directors with a view to developing a competitive director compensation package. As part of this package, the 2007 Plan is designed to enable us to attract, motivate and retain high-caliber individuals to serve as directors while, at the same time, further aligning the directors’ economic interests with those of our stockholders. To assist it in this regard, the Committee retained the services of Frederic W. Cook & Co. Inc. (Cook), a nationally-recognized compensation consulting firm, as its independent advisor on director and executive compensation matters. Cook does not provide other services to the Company or any of its affiliates.

As a result of this review, on February 22, 2007, the Committee recommended, and the Board of Directors approved, the 2007 Plan for submission to the stockholders at the Annual Meeting. The 2007 Plan will become effective upon approval by stockholders, at which time it would replace the Public Service Enterprise Group Incorporated Stock Plan for Outside Directors (Prior Plan). Under resolutions approved by the Board of Directors, once the 2007 Plan is approved by stockholders, no new awards may be granted under the Prior Plan and any remaining shares of Common Stock reserved for issuance of awards under the Prior Plan will be transferred to the 2007 Plan.

Under the 2007 Plan, each director and each nominee for director of the Company, except for Mr. Izzo, will be eligible to receive an award of Stock Units effective May 1, 2007. The 2007 Plan provides for an award of Stock Units to non-employee directors in an amount to be determined from time-to-time by the Board of Directors, at the commencement of each year of service as a director. For 2007, the Board of Directors has established an award amount of $100,000.

The description of the 2007 Plan set forth below is a summary only. For a complete understanding of its terms, you should review the 2007 Plan which is attached as Appendix B to this Proxy Statement. The Board of Directors recommends a vote FOR this proposal.

Description of the 2007 Plan

Eligibility and Participation. Each member of the Board of Directors who is not and has never been a PSEG employee or an employee of any of PSEG’s affiliates (Outside Directors) will automatically participate in and receive awards under the 2007 Plan for each year of service as a director. Currently, there are eight Outside Directors.

Annual Awards. The 2007 Plan provides for an annual award of Stock Units to each Outside Director in an amount to be determined from time-to-time by the Board of Directors (for 2007, this amount is $100,000). Awards are made as of the first business day of May, except with respect to any Outside Director first elected as a director after May 1 of any year. In such case, the date of such Outside Director’s initial award grant under this Plan will be the first business day of the month next following the Outside Director’s initial election as a member of the Board. The number of Stock Units to be awarded on any particular date of grant will be equal to the amount of the award grant (expressed in dollars) divided by the closing price of the Common Stock on the NYSE on the date of grant, rounded up to the next whole share.

Continued Service Requirement. If a participant fails to remain as a member of the Board of Directors (other than on account of disability or death) until the earlier of the suceeding April 30th or the next Annual Meeting of Stockholders, the award for that year will be prorated to reflect actual service.

Stock Unit Awards. A Stock Unit Award is a right to receive shares of Common Stock upon termination of service as a director. During a participant’s tenure as a director, the awards are evidenced by a bookkeeping account maintained by PSEG in his/her name. PSEG is not required to segregate any amounts credited to these accounts, which are established merely as an accounting convenience. Amounts credited to these accounts at all times remain solely PSEG’s property subject to the claims of its general creditors and available for its use for whatever purpose desired. The accounts will be credited with dividend equivalents at a rate equal to such dividends as may be declared on the Common Stock. Such dividend equivalents will be credited as additional Stock Units as of the last business day of each quarter at a share price equal to closing price of the Common Stock on the NYSE on such date.

No participant shall have any of the rights of a stockholder with respect to Stock Unit Awards unless and until shares of the Common Stock are actually issued in his/her name.

Distributions. Distributions of Stock Unit Awards will be made in shares of Common Stock following completion of the participant’s service as a director. 200,000 shares of the authorized, but unissued shares of Common Stock will be reserved for this purpose. Distributions will be made in a lump sum or installments based upon elections made by the participant. The Plan has been drafted with requirements and conditions designed to comply with the provisions of the IRC for deferred compensation plans.

Adjustments, Amendments and Termination. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting Common Stock, appropriate adjustments to reflect such change will be made with respect to outstanding Stock Unit Awards.

PSEG has reserved the right to amend, discontinue and/or terminate the Plan, at any time, by the action of the Board of Directors. In general, upon the termination of the Plan, participants will receive payment of their benefits in accordance with the terms of the Plan. However, PSEG may, in its discretion, terminate the entire Plan and pay each participant a single lump-sum distribution of his or her entire account balance, in certain circumstances, each of which is intended to comply with the IRC’s requirements for deferred compensation plans.

Administration. The Plan is administered by a committee consisting of members of the Board of Directors who are not eligible to participate in the Plan. This committee has authority to make rules and regulations regarding the administration and operation of the Plan.

New Plan Benefits

The following table discloses the awards that will be allocated to the persons shown under the 2007 Plan during 2007, if the 2007 Plan is approved by stockholders.

2007 Equity Compensation Plan for Outside Directors

Name and Position	Dollar Value ($)	Number of Shares[1]
All executive officers, as a group	0	0
All directors who are not executive officers, as a group	$800,000	10,864
All employees, as a group	0	0

[1]	Assumes a Common Stock share price of $73.69, the closing price on the NYSE on February 16, 2007.

Proposal 4

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE
THE CLASSIFICATION OF THE BOARD OF DIRECTORS

You are being asked to consider and approve an amendment to the Certificate of Incorporation to eliminate the classification of the Board of Directors. Under Article 10, Section 3 of the Certificate of Incorporation, the Board of Directors is divided into three classes of as nearly equal numbers of directors as possible. As a result of this classification of directors, one class of directors is elected each year for a three-year term. In connection with any particular Annual Meeting of Stockholders, directors whose terms expire at the time of such Annual Meeting may be considered for renomination by the Corporate Governance Committee. Directors whose terms continue beyond any particular Annual Meeting are not elected at that Annual Meeting.

The Board of Directors has determined that it would be in the best interests of PSEG and its stockholders to eliminate the classification of the directors and instead to elect directors annually. On February 22, 2007, the Board of Directors adopted, subject to stockholder approval, an amendment to Article 10, Section 1 of the Certificate of Incorporation to eliminate the classified Board of Directors, contingent upon the approval by stockholders of the amendment to the Certificate of Incorporation to repeal Article 6 to eliminate cumulative voting. The Board of Directors recommends a vote FOR this proposal.

The elimination would be effected by amending Article 10, Section 1 to read in its entirety:

Board of Directors. Number, election and terms. Except as otherwise fixed by or pursuant to the provisions of Article 3 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the corporation shall be fixed from time to time by or pursuant to the By-Laws of the corporation. Directors shall hold office for a term expiring at the next annual meeting of stockholders or until their respective successors are elected and qualified; provided, however, that directors elected to terms expiring at the annual meetings of stockholders to be held in 2009 and 2010, respectively, shall continue to hold office until the expiration of such terms or until their respective successors are elected and qualified.

and by amending Article 10, Section 3 to read in its entirety:

Newly created directorships and vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article 3 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualifications, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next succeeding annual meeting of shareholders and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

A copy of the proposed amendment to the Certificate of Incorporation is attached to this Proxy Statement as Appendix A.

Under Article 10, Section 5 of the Certificate of Incorporation, the affirmative vote of at least 80% of the voting power of the outstanding Common Stock is required for adoption of this proposal.

The classification of the Board was originally adopted by stockholders in 1987, in light of the securities markets at that time, as part of a series of amendments to PSEG’s then existing Certificate of Incorporation designed to reduce the possibility of unfair treatment of stockholders in certain takeover situations. The securities markets have changed and, currently, the regulatory approval process for acquisitions in the energy sector is extensive. The Board of Directors also reconsidered the value of a classified Board in light of evolving views of corporate governance and stockholder democracy.

A classified Board generally provides for continuity and stability, promotes a long-term focus and may assist in protecting value in the event of an unsolicited takeover attempt. On the other hand, a classified Board can be viewed as limiting stockholder’s ability to evaluate and hold the Board of Directors accountable by electing all directors annually. In light of current market conditions, regulatory practices and governance considerations, the Board of Directors has determined that all directors should be annually accountable to stockholders for their performance and for PSEG’s performance. The proposed amendment will allow stockholders to review and express their opinions on the performance of all directors each year.

As further discussed in Proposal 5 below, the Board of Directors believes that if this proposal to declassify the Board of Directors is approved by the stockholders, it is also in the best interests of PSEG and its stockholders to eliminate cumulative voting in the election of directors.

The Board of Directors is therefore conditioning the implementation of this proposal to declassify the Board on the stockholders’ approval of Item 5, the elimination of cumulative voting. If Proposal 5 is not approved by the stockholders, PSEG will not amend the Certificate of Incorporation to declassify the Board of Directors.

The Directors in Class III have each been elected to a term expiring in 2008. The Directors in Class I have each been elected to, and Mr. Drew is a nominee in Class I for, a term expiring in 2009. The Directors in Class II have each been nominated for election at the 2007 Annual Meeting of Stockholders for a term expiring in 2010. Accordingly, even if the Board of Directors is declassified, the continuing directors in Class I and the nominees in Class I and Class II, if elected, will each serve out their remaining terms. Directors nominated at the 2008 Annual Meeting of Stockholders and thereafter will each be elected for a one-year term.

Proposal 5

AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO ELIMINATE CUMULATIVE VOTING

You are being asked to consider and approve an amendment to the Certificate of Incorporation to eliminate cumulative voting in the election of directors. Under Article 6 of the Certificate of Incorporation, stockholders may cast with respect to the directors to be elected a number of votes equal to the number of votes to which their shares are entitled multiplied by the number of directors to be elected. The votes may be cast for the election of one nominee or may be distributed among as many nominees as desired.

The Board of Directors has determined that elimination of cumulative voting is in PSEG’s best interests and that of its stockholders. On February 22, 2007, the Board of Directors adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation to repeal Article 6 to eliminate cumulative voting, contingent upon the approval by stockholders of the amendment to the Certificate of Incorporation to eliminate the classified Board. The Board of Directors recommends a vote FOR this proposal. The elimination would be effected by omitting current Article 6 in its entirety.

A copy of the proposed amendment to the Certificate of Incorporation is attached to this Proxy Statement as Appendix A.

The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote on this proposal is required for adoption.

With cumulative voting, by aggregating votes and casting them for a single individual, rather than casting a vote with respect to each nominee, stockholders holding substantially less than a majority of the outstanding voting shares of a company may be able to elect one or more directors. Thus, a small minority of stockholders may be able to disproportionately influence the composition of the Board of Directors, potentially furthering objectives that may be contrary to those of the majority of stockholders. The Board of Directors does not believe that a small minority of stockholders should be entitled to elect a director, as no director should be elected by a minority of stockholders with a special interest, thereby enabling increased opportunity for disruptive actions to the detriment of the majority of stockholders.

The Board of Directors believes that, in the absence of a classified board, each director should only be elected if such director receives a plurality of the votes cast and that each director should represent the interest of all stockholders, rather than the interest of a minority stockholder or special constituency. Moreover, the effect of cumulative voting is magnified with the elimination of a classified Board of Directors, as the total number of votes that may be aggregated is increased commensurate with the increase in the number of nominees.

If stockholders vote to approve the elimination of cumulative voting, PSEG will amend the Certificate of Incorporation to reflect this change only if stockholders approve declassification of the Board (Proposal 4).

If stockholders approve both proposals, the elimination of cumulative voting will be fully effective upon filing of the related Certificates of Amendment to the Certificate of Incorporation with the Secretary of State of New Jersey (in 2007). As discussed above under Proposal 4, elimination of the Classified Board will be fully effective upon completion of the electoral terms of directors (i.e. in 2010)

Proposal 6

AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO ELIMINATE PRE-EMPTIVE RIGHTS

You are being asked to consider and approve an amendment to the Certificate of Incorporation to eliminate the limited pre-emptive rights provided to holders of Common Stock. Under Article 4 of the Certificate of Incorporation, PSEG may not issue for cash any shares of Common Stock or securities convertible into Common Stock, in any manner other than by public offering by competitive bidding or by an underwriting to or through underwriters or investment bankers who shall have agreed to make a public offering thereof promptly or by a plan for the benefit of our employees or employees of any of our subsidiaries, without first offering the same to the holders of Common Stock then outstanding.

The Board of Directors has determined that it would be in the best interests of PSEG and its stockholders to eliminate these limited pre-emptive rights. On February 22, 2007, the Board of Directors adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation to repeal Article 4 to eliminate pre-emptive rights. The Board of Directors recommends a vote FOR this proposal. The elimination would be effected by omitting current Article 4 in its entirety.

A copy of the proposed amendment to the Certificate of Incorporation is attached to this Proxy Statement as Appendix A.

The Board of Directors believes that by eliminating these limited pre-emptive rights, PSEG will achieve highly desirable additional financing flexibility.

Full pre-emptive rights provide a stockholder the opportunity to purchase new shares of stock to permit the stockholder to retain the same proportionate interest in a corporation as was held before the new offering. However, the existing limited pre-emptive rights provision specifically permits public offerings and issuance of stock through employee benefit plans. Thus, this provision does not provide stockholders the ability to maintain a proportionate ownership interest. Rather, the primary effect on PSEG is to restrict the ability to utilize other means of raising equity capital.

The Board of Directors believes it is important to maintain maximum flexibility to raise capital from any appropriate source. The limited pre-emptive rights provision serves as a significant impediment to any private sale of equity or convertible securities to investors. In obtaining capital on the most advantageous terms, it is extremely important for a company to have available a wide variety of financing alternatives. The Board of Directors believes that PSEG will be strengthened by an enhanced ability to negotiate the most favorable financing terms available at potentially critical times in light of the then prevailing circumstances and market conditions.

Proposal 7

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP of Parsippany, New Jersey, as independent auditor to make the annual audit of the books of account and supporting records of PSEG for 2007, subject to the ratification of the stockholders at the Annual Meeting of Stockholders.

Deloitte & Touche LLP has made the annual audit of the books of account since 1973. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if they so desire and to respond to appropriate questions.

The Board of Directors recommends a vote FOR this proposal.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Any proposals intended for inclusion in PSEG’s Proxy Statement in connection with its 2008 Annual Meeting of Stockholders should be sent to Edward J. Biggins, Jr., Secretary, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, P.O. Box 1171, Newark, New Jersey 07101-1171, and must be received by November 9 , 2007.

DISCRETIONARY PROXY VOTING AUTHORITY

If PSEG is not notified by January 22 , 2008 of any proposal intended to be presented for consideration at the 2008 Annual Meeting of Stockholders, then the proxies named by it with respect to that meeting shall have discretionary voting authority with respect to such proposal if presented at the meeting.

If any matters not described in this Proxy Statement should properly come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote proxies given in said form in respect of any such matters in accordance with their best judgment. As of the date of this Proxy Statement, the Board of Directors and management did not know of any other matters which might be presented for stockholder action at the meeting.

SOLICITATION

The cost of soliciting proxies in the form accompanying this Proxy Statement will be borne by PSEG. In addition to solicitation by mail, proxies may be solicited by PSEG directors, officers and employees, none of whom will be directly compensated for such services, in person or by telephone, electronically or by facsimile. PSEG has also retained Morrow & Co. to assist in the distribution and solicitation of proxies from brokers, bank nominees, other institutional holders and certain large individual holders. The anticipated cost of such services is approximately $17,500, plus reimbursement of expenses.

ANNUAL REPORT ON FORM 10-K

PSEG has also provided without charge to each person solicited, a copy of its Annual Report on Form 10-K for the year 2006, which has been filed with the SEC. Each such copy of PSEG’s Annual Report on Form 10-K so furnished does not include any exhibits thereto, but is accompanied by a list briefly describing all such exhibits, and PSEG will furnish any such exhibit upon request and upon payment of the fee specified therefor. The Form 10-K is also available on PSEG’s website www.pseg.com/investor. In addition, PSEG’s Corporate Goverance Principles and the charters of the Board’s committees are posted on its website www.pseg.com/investor/governance. PSEG will furnish print copies of such materials upon request. Any such request should be made in writing to Morton A. Plawner, Treasurer, Public Service Enterprise Group Incorporated, 80 Park Plaza, T6B, P.O. Box 1171, Newark, New Jersey 07101-1171.

DELIVERY OF PROXY STATEMENT AND ANNUAL REPORT
TO STOCKHOLDERS

You can elect to view future Proxy Statements and Annual Reports electronically over the Internet instead of receiving paper copies in the mail. To do so, please log on to www.pseg.com/edelivery and follow the instructions. Each year, if you who choose this option you will receive the Internet address where the materials can be found.

Security holders sharing an address can request delivery of a single copy of Annual Reports or Proxy Statements if they are receiving multiple copies of Annual Reports or Proxy Statements by writing or phoning as noted above.

By order of the Board of Directors,

EDWARD J. BIGGINS, JR.
Secretary

March 5 , 2007

APPENDIX A

Certificate of Amendment
of
Certificate of Incorporation
of
Public Service Enterprise Group Incorporated

Public Service Enterprise Group Incorporated, a New Jersey corporation, does hereby certify, pursuant to subsection 14A:9-4(3) of the New Jersey Business Corporation Act, as amended, that:

1. The name of this corporation is “Public Service Enterprise Group Incorporated”.

2. The date of adoption of the amendments set forth in this Certificate of Amendment by the stockholders was April 17, 2007.

3. The number of shares entitled to vote on the amendments set forth in this Certificate of Amendment was ________ shares of Common Stock.

4. (a) Article 3 of the Certificate of Incorporation dated July 25, 1985, as amended by the Certificate of Amendment dated April 23, 1987 (which Certificate of Incorporation as so amended is hereinafter referred to as the “Charter”), of this corporation has been amended, by vote of the stockholders of this corporation, so as to increase the authorized Common Stock from 500,000,000 shares to 1,000,000,000 shares.

(b) the number of votes cast by the holders of Common Stock for and against said amendment were as follows:

For	Against

5. (a) Article 4 of the Charter of this corporation has been amended, by vote of the stockholders of this corporation, to eliminate pre-emptive rights.

(b) The number of votes cast by the holders of Common Stock for and against said amendment were as follows:

For	Against

6. (a) Article 6 of the Charter of this corporation has been amended, by vote of the stockholders of this corporation, so as to eliminate cumulative voting of Common Stock.

(b) The number of votes cast by the holders of Common Stock for and against said amendment were as follows:

For	Against

7. (a) Article 10. of the Charter of this corporation has been amended, by vote of the stockholders of this corporation, to eliminate classification of the Board of Directors.

(b) The number of votes cast by the holders of Common Stock for and against said amendment were as follows:

For	Against

8. The amendments of the Charter of this corporation, which were adopted by the stockholders of this corporation on April 21, 1987 as aforesaid, are as follows:

(a) Article 3 was amended to read as follows:

“3. STOCK:

SECTION 1. Capital Stock. The corporation shall have the authority to issue 1,000,000,000 shares of Common Stock, without par value, and 50,000,000 shares of Preferred Stock, without par value.”

(b) Article 4. PRE-EMPTIVE RIGHTS was deleted and existing Article 5 through 14 were renumbered as Articles 4 through 13.

A-1

(c) Article 5. (formerly Article 6) CUMULATIVE VOTING was deleted and existing Articles 6 through 13 were renumbered as Article 5 through 12.

(d) Article 8. (formerly Article 10 and 9, respectively) BOARD OF DIRECTORS Sections 1 and 3 were amended to read as follows:

“SECTION 1. Number, election and terms. Except as otherwise fixed by or pursuant to the provisions of Article 3 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the corporation shall be fixed from time to time by or pursuant to the By-Laws of the corporation. Directors shall hold office for a term expiring at the next annual meeting of stockholders or until their respective successors are elected and qualified; provided, however, that directors elected to terms expiring at the annual meetings of stockholders to be held in 2009 and 2010, respectively, shall continue to hold office until the expiration of such terms or until their respective successors are elected and qualified.”

“SECTION 3. Newly created directorships and vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article 3 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualifications, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next succeeding annual meeting of shareholders and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.”

IN WITNESS WHEREOF, said Public Service Enterprise Group Incorporated has made this Certificate of Amendment this     day of April, 2007.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

By:	Ralph Izzo Chairman of the Board and President
Attest:
Edward J. Biggins Secretary
(Corporate Seal)

A-2

APPENDIX B

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
2007 EQUITY COMPENSATION PLAN FOR OUTSIDE DIRECTORS

I. PURPOSE

The purpose of this Public Service Enterprise Group Incorporated 2007 Equity Compensation Plan for Outside Directors is to advance the interests of the Company and its stockholders by assisting the Company in attracting and retaining individuals of superior talent, ability and achievement to serve on its Board of Directors.

It is intended that the Plan will be interpreted and administered to prevent taxation under Section 409A of the Code. Any provision of or amendment to this Plan that would cause any amount to be taxable under Section 409A with respect to any individual is void and without effect. Any election by any participant, and any administrative action by the Committee that would cause any amount to be taxable under Section 409A with respect to any individual is void and without effect under the Plan. In the event that a Participant fails to make a Section 409A-compliant payment election, the Plan’s default payment provisions, as set forth in Subsection V.G and Article VIII, shall apply. It is further intended that the Plan will be amended in accordance with present and future guidance issued by the Treasury Department under Section 885 of the American Jobs Creation Act of 2004.

II. DEFINITIONS

The following words and phrases shall have the meanings set forth below unless a different meaning is required by the context:

(a)	Annual Meeting: The Annual Meeting of Stockholders of the Company.

(b)	Board: The Board of Directors of the Company.

(c)	Code: The Internal Revenue Code of 1986, as amended.

(d)	Committee: Those persons who are members of the Board but who are not Outside Directors.

(e)	Common Stock: The Common Stock without nominal or par value of the Company.

(f)	Company: Public Service Enterprise Group Incorporated, a corporation organized and existing under the laws of the State of New Jersey, or its successor or successors.

(g)

Disability: Any physical or mental condition of a permanent nature which, in sole reasonable judgment of the Committee, renders an Outside Director incapable of performing the duties of a member of the Board.

(h)	Effective Date: Upon approval by stockholders at the 2007 Annual Meeting of Stockholders..

(i)	Exchange Act: The Securities and Exchange Act of 1934, as amended, or as it may be amended from time to time.

(j)	NYSE: The New York Stock Exchange, Inc.

(k)	Outside Director: A member of the Board on or after the Effective Date who never has been employed by the Company or any of its affiliates.

(l)	Participant: An Outside Director who receives a Stock Unit Award under this Plan.

(m)	Plan: This Public Service Enterprise Group Incorporated 2007 Equity Compensation Plan for Outside Directors, as it may be amended from time to time.

(n)	Securities Act: The Securities Act of 1933, as amended, or as it may be amended from time to time.

(o)	Service: A Director’s service as a member of the Board.

(p)	Stock Unit Award: An award, representing the right to receive shares of Common Stock upon termination of service as an Outside Director, subject to the provisions of Article IV hereof

(q)

Year of Service: The annual period commencing on May 1st of each year and ending at the earlier of the succeeding April 30th or the next Annual Meeting of Stockholders. For any person first elected a member of the Board after May 1st of any year, his/her first Year of Service shall commence upon his/her election as a Director and shall end on the earlier of the succeeding April 30th or the next Annual Meeting of Stockholders.

III. SHARES SUBJECT TO THE PLAN

200,000 shares of Common Stock are reserved to satisfy awards of Stock Units pursuant to the terms of this Plan. Such shares may be acquired directly from the Company or, at the discretion of the Company, purchased on the open market by the Company or its agent.

IV. STOCK UNIT AWARDS

A.	Upon the commencement of each Year of Service as a member of the Board, each Outside Director shall be granted an award of Stock Units in an amount as shall be established from time to time by the Board of Directors. The date of grant shall be the first business day of May. With respect to an Outside Director first elected as a director after May 1 of any year, the date of such Outside Director’s initial award grant under this Plan shall be the first business day of the month next following the Outside Director’s initial election as a member of the Board.

B.

The number of Stock Units to be awarded on any particular date of grant shall be equal to the amount of the award grant (expressed in dollars) divided by the closing price of the Common Stock on the NYSE on the date of grant as provided in Section IV.A, rounded up to the next whole share.

C.

If a Participant fails to complete the Year of Service with respect to which a Stock Unit Award has been granted, other than on account of Disability or death, such Stock Unit Award and any earnings thereon shall be prorated to reflect the portion of the Year of Service actually served by the Participant.

D.

No stock certificates shall be issued in connection with any Stock Unit Award and the Stock Unit Awards shall be evidenced by bookkeeping account in the name of the Participant maintained by the Company. The Company shall not be required to segregate any amounts credited to these Stock Unit Award accounts, which shall be established merely as an accounting convenience. Amounts credited to the Stock Unit Award accounts shall at all times remain solely the property of the Company subject to the claims of its general creditors and available for the Company’s use for whatever purpose desired. Stock Unit Award accounts shall be credited with dividend equivalents at a rate equal to such dividends as may be declared by the Company on the Common Stock. Such dividends equivalents shall invested as additional Stock Units as of the last business day of each quarter at a share price equal to closing price of the Common Stock on the NYSE on the date the transaction is credited.

E.

Until distribution of shares of Common Stock from the Plan, neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

Provided, however, that. in the event that a domestic relations order of any State is received by the Plan and thereafter determined to be a Qualified Domestic Relations Order (QDRO) within the meaning of Code section 414(p), the portion of the Account of the Participant to which such QDRO is directed shall be apportioned as specified in such QDRO, valued as of the business day preceding the date specified in such QDRO. Upon notice to the Committee that a QDRO is being sought with respect to a Participant’s Account, no distribution shall be made to a

Participant until such time as the status of the QDRO is determined. The alternate payee of the Participant’s Account shall thereafter participate in the Plan in accordance with its terms, except such person shall not have the rights or benefits provided in Subsection IV.A If a QDRO is issued and the amount awarded the alternate payee exceeds the value of the Participant’s Account, the amount apportioned shall be limited to the amount then in the account. If a QDRO so provides, benefits may be paid to an alternate payee before they would otherwise be distributable under the Plan, and no such distribution to an alternate payee shall be treated as a distribution to the Participant for purposes of Article V.

F.	No Participant shall have any of the rights of a stockholder (including the right to vote and to receive dividends and other distributions) with respect to Stock Units unless and until shares of Common Stock are actually issued in his/her name.

G.

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Common Stock, such adjustments, if any, as are appropriate to reflect such change shall be made with respect to outstanding Stock Unit Awards.

H.

Upon a Change in Control of the Company all outstanding Stock Unit Awards shall be considered as having met the requirements of Section IV.C.. For the purposes of this Plan, “Change in Control” shall mean the occurrence of any of the following events:

(a)	any “person” (within the meaning of Section 13(d) of the Exchange Act is or becomes the beneficial owner within the meaning of Rule 13d-3 under the Exchange Act (a "Beneficial Owner"), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of paragraph (c) below; or

(b)

the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 15, 1998, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation. relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on April 17, 2007 or whose appointment, election or nomination for election was previously so approved or recommended: or

(c)

there is consummated a merger or consolidation of the Company or any direct or indirect wholly owned subsidiary of the Company with any other corporation other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(d)

the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 75%

of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing subparagraphs (a), (b), (c) and (d), a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

V. DISTRIBUTIONS

A.	Upon the termination of a Participant’s service as an Outside Director, the Company shall issue to the Participant certificates for shares of Common Stock equal to the number of whole Stock Units in his/her account without any legend or restriction of any kind in accordance with such Participant’s distribution elections hereunder. Any remaining fractional Stock Units shall be paid in cash based upon the closing price of the Common Stock on the NYSE on the day prior to the date of distribution.

B.

By written notice to the Plan filed with the Company’s Secretary, a Participant may elect to have distribution of his/her Stock Unit Award account commence: (1) on the 30th day following the date of termination of the Participant’s Service, (2) on the 15th day of January next following the date of termination of the Participant’s Service or (3) on the 15th day of January of any calendar year following termination of the Participant’s Service, but not later than the January following the Participant’s 72nd birthday, unless the Participant is still a Director at such time, in which case distribution shall commence on the 30th day following the date the Participant ceases to be a Director. Any such election, or any change in such election (by such subsequent written notice to the Secretary of the Company), shall apply only to future awards. In the event no election is made as to the commencement of distribution, such distribution shall commence on the 30th day following the date the Participant ceases to be a Director of the Company.

C.

By written notice to the Plan filed with the Company’s Secretary, a Participant may elect to receive the distribution of his/her Stock Unit Award account in the form of (1) one lump-sum payment, or (2) annual distributions over a period selected by the Participant of up to ten years. In the event a lump-sum payment is made under the Plan, the amount then standing to the Participant’s credit in his/ her Stock Unit Award account shall be paid to the Participant on the date determined under Section V.B. In the case of a distribution over a period of years, the Company shall pay to the Participant, commencing on the date determined under Section V.B, annual installments from the amount then standing to his or her credit in his or her Stock Unit Award account, including earnings credits on the unpaid balance to the date of distribution. The amount of each installment shall be determined by dividing the then unpaid balance, plus earnings credits, in the Participant’s Stock Unit Award account by the number of installments remaining to be paid. If a Participant does not make an election as to the manner of distribution of his or her Stock Unit Award account, such distribution shall be made in the form of a lump sum.

D.

In the event of a Participant’s death, the balance of the Participant’s Stock Unit Award account shall be distributed to the Participant’s Beneficiary(ies) in a lump-sum payment within 30 days following the Participant’s death A Participant may change Beneficiary designations by filing a subsequent notice with the Secretary of the Company. If a Participant does not make a Beneficiary designation, or if the Beneficiary has predeceased the Participant, such distribution shall be made as a lump-sum to his/her estate.

E.

Participants may, (i) by notice filed with the Company prior to December 31st of any year, make changes of distribution elections on a prospective basis; and (ii) by notice filed with the Company, make changes of distribution elections with respect to prior deferred compensation as long as (A) any such new distribution election is made at least one year prior to the date that the commencement of the distribution would otherwise have occurred and (B) the revised commencement date is at least five years later than the date that the commencement of the distribution would otherwise have occurred; provided that such an election may not defer commencement of payment beyond the later of the January following the Participant’s 72nd birthday or the Participant’s termination of service as a director. For the purposes of this subsection V.E, if a Participant has elected a distribution in installments, each installment shall be deemed a separate election.

F.

Notwithstanding any other provision of the Plan, if the Board, by vote of the Outside Directors, other than the Participant making the claim, shall determine in its sole discretion that the time of payment of a Participant’s Stock Unit Award account should be advanced because of protracted illness or other undue hardship, then the Board may advance the time or times of payment (whether before or after the date of Participant’s termination of service as a Director) of an amount or amounts needed to meet the emergency in accordance with the requirements of Code Section 409A and the regulations promulgated thereunder.

G.

Distribution in Case of Certain Tax Events–If, with respect to any Participant, the Plan fails to meet the requirements of the Code with respect to the deferral of tax liability, the Company may accelerate distribution from a Participant’s Account amounts sufficient to meet such Participant’s resulting Federal, State, Local and/or Foreign tax liability (including any interest and penalties).

VI. FURTHER CONDITIONS

A.	Unless the shares of Common Stock to be distributed pursuant to the Plan have been registered with the Securities and Exchange Commission under the Securities Act prior to issuance, the Participant receiving such shares must represent in writing to the Company that such shares of Common Stock are being acquired for investment purposes only and not with a view towards the further resale or distribution thereof and must supply to the Company such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with the Securities Act.

B.

The Company shall not be obligated to deliver any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

C.

The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the award of Stock Units or the distribution of any Common Stock, including, but not limited to (i) the withholding of delivery of certificates for shares of Common Stock until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold or (iii) withholding the amount due from any such Participant’s other compensation.

VII. ADMINISTRATION

The Plan shall be administered by the Committee, which shall establish rules and regulations regarding the administration and operation of the Plan.

VIII. TERMINATION, MODIFICATION AND AMENDMENT

Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Company, by the Board of Directors, reserves the right to discontinue its sponsorship of the Plan or to terminate the Plan (or both), at any time, by the action of its board of directors. In general, upon the termination of the Plan, the affected Participants shall receive payment of their benefits in accordance with the terms of Article V. However, the Company may, in its discretion, terminate the entire Plan and pay each Participant a single lump-sum distribution of his or her entire Account Balance, in the event that the Company satisfies any of the following:

(a) such distributions are made between 12 and 24 months following the termination of the Plan, and the Company does not adopt a new plan which would be aggregated with this Plan under IRS guidance under Code Section 409A at any time within the five years following the Plan termination.

(b) the Plan is terminated within the 30 days preceding or the 12 months following a Change in Control, all payments are made within 12 months of the date of termination, and all substantially similar arrangements sponsored by the Company are terminated as well.

(c) the Plan is terminated within 12 months of a corporate dissolution, as defined in IRS guidance under Code Section 409A, and lump sum payments are made in the latest of (i) the year of the termination, (ii) the year in which amounts are no longer subject to a substantial risk of forfeiture; or (iii) the first year in which payment is administratively practicable.

The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination.

IX. NOT A CONTRACT FOR CONTINUED SERVICE

Nothing contained in the Plan or in any restricted stock agreement executed pursuant hereto shall be deemed to confer upon any Outside Director to whom Stock Unit Awards are or may be awarded hereunder any right to remain a member of the Board or in any way limit the right of the Board or the Stockholders to terminate or fail to renominate or reelect any such Outside Director as a member of the Board.

X. MISCELLANEOUS

A.	The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any award or to any Outside Director receiving an award.

B.	This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New Jersey.

C.

The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Plan. In this Plan, words in the singular number include the plural and in the plural include the singular; and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender.

D.	Whenever the time for payment or performance hereunder shall fall on a weekend or public holiday, such payment or performance shall be deemed to be timely if made on the next succeeding business day.

Public Service Enterprise Group Incorporated
80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171

Arrangements have been made to provide free parking within close proximity to the New Jersey Performing Arts Center (NJPAC) at locations designated (P) on the map above.

Please bring your parking ticket with you to the meeting so that it can be validated by PSEG. Reasonable parking expenses incurred at locations other than those shown above will be reimbursed. You may obtain driving directions and public transportation information by calling 1-888-GO-NJPAC or on the NJPAC website, www.njpac.org.

APPENDIX 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED 80 PARK PLAZA, P.O. BOX 1171 NEWARK, NEW JERSEY 07101-1171

               VOTE BY INTERNET
https://www.proxyvotenow.com/pseg
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 16, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY TELEPHONE
1-866-242-0618
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 16, 2007. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Unless you have voted by Internet or by telephone, mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Public Service Enterprise Group Incorporated, c/o Proxy Services, P.O. Box 1997, New York, N.Y. 10116-1997.

Detach Here. Keep this portion for your records.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

To vote, mark boxes below as follows: ☒
The Board of Directors recommends a vote	FOR		WITHHOLD	FOR ALL
"FOR" proposals 1, 2, 3, 4, 5, 6, and 7.	ALL		ALL	EXCEPT
1.	ELECTION OF DIRECTORS: Nominee for Class I term expiring in 2009 is: 01) Ernest H. Drew Nominees for Class II terms expiring in 2010 are: 02) William V. Hickey 03) Ralph Izzo 04) Richard J. Swift ☐		☐	☐
To withhold authority to vote, mark "FOR ALL EXCEPT" and write the nominee's number on the line below.

			FOR	AGAINST	ABSTAIN
2.	Approve an amendment to the Certificate of Incorporation to increase the authorized Common Stock from 500 million to 1 billion shares.		☐	☐	☐

3.	Approve the adoption of the 2007 Equity Compensation Plan for Outside Directors.		☐	☐	☐

4.	Approve an amendment to the Certificate of Incorporation to eliminate classification of the Board of Directors, if elimination of cumulative voting pursuant to proposal 5 is approved.		☐	☐	☐

5.	Approve an amendment to the Certificate of Incorporation to eliminate cumulative voting if the elimination of the classified Board pursuant to proposal 4 is approved.		☐	☐	☐

6.	Approve an amendment to the Certificate of Incorporation to eliminate pre-emptive rights.		☐	☐	☐

7.	Ratification of the appointment of Deloitte & Touche LLP as independent auditor for the year 2007.		☐	☐	☐

If you wish to include comments and/or address changes, please mark this box and write them on the back where indicated.

Please indicate if you plan to attend the Annual Meeting by marking the appropriate box.	☐ YES	☐ NO				☐

,2007
Signature	Signature (Joint Owners)	Date

This Proxy is valid only when signed and dated.
Do not return card if you have voted by the Internet or by telephone.

ADMISSION TICKET

Public Service Enterprise Group Incorporated

2007 Annual Meeting of Stockholders
APRIL 17, 2007 at 2:00 P.M.

(Registration Begins at 12:30 P.M.)

For wheelchair and hearing-impaired seating, please see host/hostess for assistance.

You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. If shares are held in the name of a broker, trust, bank, or other nominee, you should bring with you a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares. Each stockholder may be asked to present valid picture indentification, such as a driver's license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

THANK YOU FOR VOTING

Detach Here.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
APRIL 17, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PSEG

The undersigned hereby appoints Ernest H. Drew, Ralph Izzo and Richard J. Swift, and each or any of them, proxies of the undersigned, each with full power of substitution, to vote in their discretion (subject to any directions indicated on the reverse side of this proxy) at the Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated (PSEG) to be held on April 17, 2007 and at all adjournments thereof, upon all matters which may come before the meeting or any adjournment, including the proposals set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged. Said proxies are instructed to vote as set forth on the reverse side hereof with respect to said proposals.

Shares represented by this proxy will be voted in accordance with recommendations of the Board of Directors of PSEG as stated on the reverse side, unless otherwise indicated on the reverse, in which case they will be voted as marked. Information pertaining to each proposal is included in the Proxy Statement under proposals corresponding to the item numbers set forth on the reverse side.

If you have not voted by telephone or by the Internet, please mark your proxy on the reverse side, sign it and date it, and return it promptly in the envelope provided.

Address changes/Comments:

(If you have noted Address Changes/Comments above, please mark the corresponding box on the reverse side.)